UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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FIVE PRIME THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Five Prime Therapeutics, Inc.

April 3, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Five Prime Therapeutics, Inc., which we will hold on May 14, 2020 at 8:30 A.M., Pacific time, at our corporate headquarters, located at 111 Oyster Point Boulevard, South San Francisco, California 94080.

The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the Annual Meeting.

The Board of Directors of Five Prime Therapeutics, Inc. has determined that an affirmative vote for each of our nominees to our Board of Directors and on each matter that calls for an affirmative vote is in the best interest of Five Prime Therapeutics, Inc. and its stockholders and unanimously recommends a vote “For” all such matters considered at the Annual Meeting.

Please promptly submit your proxy by telephone, Internet or by mail whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but it will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Five Prime Therapeutics, Inc., we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

William R. Ringo

Chief Executive Officer and Chairman of the Board

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT (415) 365-5600

FIVE PRIME THERAPEUTICS, INC.

111 Oyster Point Boulevard

South San Francisco, California 94080

(415) 365-5600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Thursday, May 14, 2020
TIME	8:30 A.M., Pacific time
PLACE	111 Oyster Point Boulevard
South San Francisco, California 94080
ITEMS OF BUSINESS	(1) To elect the three nominees named in the attached proxy statement as directors, each to serve on the Board of Directors for a three-year term.
(2) To hold an advisory vote on the compensation paid to our named executive officers.
(3) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
(4) To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
RECORD DATE	The record date for the Annual Meeting is March 16, 2020. Only stockholders of record as of the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
PROXY VOTING

You are cordially invited to attend the Annual Meeting in person. Information on how to vote in person at the Annual Meeting is discussed in the attached proxy statement. Whether or not you expect to attend the Annual Meeting, please promptly submit your proxy by telephone or Internet or by signing and returning the enclosed proxy card or voter instruction form, as applicable. If you are voting via the Internet or by telephone, you will be asked to provide your control number from the enclosed proxy card. Submitting a proxy will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the offices of Five Prime Therapeutics, Inc. for a period of 10 days prior to the Annual Meeting until the close of the Annual Meeting.

By Order of the Board of Directors,

Francis W. Sarena
Chief Strategy Officer and Secretary

South San Francisco, California
April 3, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2020

While we are sending you a full set of proxy materials, this notice of annual meeting of stockholders, the attached proxy statement and our annual report to stockholders for the year ended December 31, 2019 are also available free of charge at www.proxydocs.com/FPRX.

i

PROXY STATEMENT FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2020

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have sent you this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the proxy card or voter instruction form, as applicable, or collectively, the Proxy Materials, because our Board of Directors, or the Board, is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders, or the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the telephone, over the Internet or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below in the section titled “How do I vote?”

We plan to mail the Proxy Materials to all stockholders entitled to vote on or about April 3, 2020. If you owned our common stock as of the close of business on March 16, 2020, the record date, you are entitled to vote at the Annual Meeting. As used in this proxy statement, “we,” “us” and “our” refer to Five Prime Therapeutics, Inc. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Will I receive any other proxy materials?

Rules adopted by the Securities and Exchange Commission, or the SEC, allow companies to send stockholders a notice of Internet availability of proxy materials rather than mail them full sets of proxy materials. This year, we chose to mail full sets of Proxy Materials to stockholders. However, in the future we may take advantage of the Internet distribution option. If in the future we choose to send such a notice, it would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. Such notice would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Where and when is the Annual Meeting?

The Annual Meeting will be held at our corporate headquarters on May 14, 2020 at 8:30 A.M., Pacific time. Our corporate headquarters are located at 111 Oyster Point Boulevard, South San Francisco, California 94080.

As part of our precautions regarding COVID-19, we are planning for the possibility that the Annual Meeting may be held only through remote communication. If we decide to take this step, we will announce our decision to do so in advance of the Annual Meeting, and details on how to participate will be available at www.proxydocs.com/FPRX.

Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on March 16, 2020 will be entitled to vote at the Annual Meeting. On this date, there were 36,673,261 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 16, 2020, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote (a) in person at the Annual Meeting or (b) by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, over the Internet or by mail as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If on March 16, 2020, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you may vote by proxy by completing and mailing the voter instruction form you receive in the mail with your Proxy Materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as provided on your voter instruction form or instructed by your broker, bank or other agent, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Contact your broker, bank or other agent to request a proxy form.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy.

We will count your shares towards the quorum only if you submit a valid proxy or voter instruction form, as applicable, or if you vote in person at the Annual Meeting or vote by proxy over the telephone or the Internet as instructed below. We will count abstentions and broker non-votes towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

What am I voting on and how many votes are needed to approve or take action with respect to each proposal?

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. “Plurality” means that the individuals who receive the largest number of “For” votes cast are elected as directors, up to the maximum number of directors to be elected at the Annual Meeting. Accordingly, the three nominees receiving the most “For” votes will be elected as directors. Under our Corporate Governance Guidelines, however, a nominee for director in an uncontested election is required to submit an offer of resignation for consideration by the nominating and corporate governance committee of our Board if such nominee for director receives a greater number of “Withhold” votes from his or her election than votes “For” such election, as further described in Proposal 1. In such case, the nominating and corporate governance committee will consider all relevant facts and circumstances and recommend to the full Board the action to be taken with respect to such offer of resignation. The Board will evaluate such offer of resignation and the nominating and corporate governance committee’s recommendation and decide whether to accept such offer of resignation. Abstentions and broker non-votes will not affect the outcome of the election of directors. In tabulating the voting results for the election of directors, only “For” and “Withhold” votes will be counted. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Advisory Vote on Executive Compensation. Our Board is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the narrative disclosures and executive compensation tables following Proposal 2. Advisory approval of the compensation of our named executive officers will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will have no effect on the vote. This vote is non-binding and advisory in nature, but the compensation and management development committee of our Board, or the compensation committee, and our Board will, to the extent they can determine the cause or causes of any significant negative voting results, consider the outcome of the vote when evaluating future executive compensation arrangements.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will have no effect on the vote.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in street name mails in his or her voter instruction form but does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner mails in his or her voter instruction form, but does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. In the event a beneficial owner of shares held in street name does not mail in the voter instruction form included with such beneficial owner’s Proxy Materials or otherwise vote over the telephone, over the Internet or in person, then the broker or nominee holding such beneficial owner’s shares would not be entitled to vote on such beneficial owner’s behalf. Proposals 1 and 2 are considered “non-routine” and Proposal 3 is considered “routine” under The Nasdaq Marketplace Rules, or the Nasdaq Listing Rules.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on March 16, 2020. The number of shares you own (and may vote) is listed on your proxy card or voter instruction form, as applicable.

What does it mean if I receive more than one proxy card or voter instruction form?

You may receive more than one proxy card or voter instruction form, as applicable, if your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or voter instruction form, as applicable, to ensure that all your shares are voted.

How does the Board recommend that I vote my shares?

Our Board’s recommendations are set forth together with the description of each proposal in this proxy statement. Our Board recommends a vote:

•	“For” the election of the three nominees to our Board;
•	“For” the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers; and
•	“For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Unless you give other instructions on your proxy card or voter instruction form, as applicable, the persons named as proxies on your proxy card or voter instruction form, as applicable, will vote in accordance with the recommendations of our Board. With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion based on the company’s and our stockholders’ best interests. As of the date of this proxy statement, we know of no matters that may be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders.

How do I vote?

You may either vote “For” any or all of the nominees to our Board or you may “Withhold” your vote for any nominee you specify for Proposal 1. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting on the applicable proposal. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (a) in person at the Annual Meeting or (b) by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, over the Internet or by mail as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•

To vote over the telephone, dial toll-free 1-866-390-5240 using a touch-tone phone and follow the recorded instructions. You will be asked to provide your control number from the enclosed proxy card. Your vote must be received by the commencement of the Annual Meeting at 8:30 A.M., Pacific time, on May 14, 2020 for shares held directly, and by 8:59 P.M., Pacific time, on May 11, 2020 for shares held in the Five Prime Therapeutics, Inc. 401(k) Plan through Fidelity, to be counted.

•

To vote on the Internet, go to www.proxypush.com/FPRX to complete an electronic proxy card. You will be asked to provide your control number from the enclosed proxy card. Your vote must be received by the commencement of the Annual Meeting at 8:30 A.M., Pacific time, on May 14, 2020 for shares held directly, and by 8:59 P.M., Pacific time, on May 11, 2020 for shares held in the Five Prime Therapeutics, Inc. 401(k) Plan through Fidelity, to be counted.

•

To vote by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If we receive your signed proxy card before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

If you sign the enclosed proxy card but do not make specific choices, your proxy will vote your shares “For” all nominees in Proposal 1 and “For” Proposals 2 and 3, as set forth in the Notice of Annual Meeting of Stockholders.

If any other matter is presented, your proxy will vote as recommended by our Board or, if our Board does not make a recommendation, in his or her own discretion based on the company’s and our stockholders’ best interests. As of the date of this proxy statement, we know of no matters that may be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares held in street name, you may vote by completing and mailing the voter instruction form you receive with your Proxy Materials. Alternatively, you may vote by telephone or over the Internet, as provided on your voter instruction form or instructed by your broker, bank or other agent, if applicable. Contact your broker, bank or other agent to confirm the voting deadlines applicable to you.

To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Contact your broker, bank or other agent to request a proxy form.

May I change my vote after submitting my proxy card or voter instruction form?

Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:

•	send a timely written revocation of your proxy to our Secretary;
•	enter a new vote by telephone or over the Internet;
•	attend and vote in person at the Annual Meeting; or
•	submit another signed proxy card bearing a later date.

If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to change your vote by voting personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of the shares. If your shares are held by your broker, bank or other agent, you should follow the instructions provided by such party.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Who will bear the expense of soliciting proxies?

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Proxy Materials and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for the cost of forwarding solicitation materials to such beneficial owners. In addition to our solicitation of proxies by mail, our directors, officers or other employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for such services.

How can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file no later than May 20, 2020. If final voting results are not available by May 20, 2020, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2021 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2021 annual meeting of stockholders, or the 2021 Annual Meeting, we must receive them at our offices on or before December 4, 2020, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall require us to include in our proxy statement and proxy card or voter instruction form, as applicable, for the 2021 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If you wish to nominate a director or submit a proposal for presentation at the 2021 Annual Meeting without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Five Prime Therapeutics, Inc., 111 Oyster Point Boulevard, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between January 14, 2021 and February 13, 2021; provided, however, that in the event the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2021 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the 2021 Annual Meeting. Your written notice must contain specific information required in Section 2.13 of our amended and restated bylaws, or bylaws. For additional information about our director nomination requirements, please see our bylaws.

How can I get additional information about the company?

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We maintain a website at www.fiveprime.com and the SEC maintains a website at www.sec.gov where you can access these reports, proxy statements and other information regarding our company. Information contained on our or the SEC website is not part of our proxy soliciting materials.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board currently comprises seven directors. Our amended and restated certificate of incorporation, or our certificate of incorporation, provides for a classified Board consisting of three classes of directors. Class 1 consists of three directors, and each of Classes 2 and 3 consists of two directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual meeting following their election. Vacancies on our Board may be filled only by an affirmative vote of a majority of the directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, serves for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. If our stockholders elect the nominees listed below, they will hold office until the annual meeting of stockholders in 2023 or until their successors have been duly elected and qualified. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for any nominees other than those named below.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by our Board. If for any reason any of these nominees proves unable or unwilling to stand for election or ceases to qualify to serve as a director, our Board will nominate an alternate or reduce the size of our Board to eliminate any resulting vacancies. Our Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Information About Our Nominees For Election

Set forth below are the names, ages and length of service of our nominees for election to our Board.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Kapil Dhingra, M.B.B.S.	60	2020	Director	2015
Garry Nicholson	65	2020	Director	2017
Carol Schafer	56	2020	Director	2019

(1)	Ages as of April 3, 2020.

Biographical information for each nominee for election to our Board, including each such individual’s principal occupation, business experience and education, and an explanation of the qualifications, skills and experience that we believe are relevant to such individual’s service on our Board, are set forth below. Unless otherwise indicated, principal occupations shown for each nominee for election have extended for five or more years.

Kapil Dhingra, M.B.B.S. has served as a member of our Board since December 2015. Dr. Dhingra currently serves as the Managing Member of KAPital Consulting, LLC, a healthcare consulting firm that he founded in 2008. Dr. Dhingra has over 30 years of experience in oncology clinical research and drug development. From 1999 to 2008, Dr. Dhingra worked at F. Hoffmann-La Roche & Co., where he served in roles of increasing responsibility, most recently as Vice President, Head of the Oncology Disease Biology Leadership Team and Head of Oncology Clinical Development. From 2000 to 2008, he held a Clinical Affiliate appointment at Memorial Sloan Kettering Cancer Center. From 1996 to 1999, Dr. Dhingra worked at Eli Lilly and Company, or Eli Lilly, where he served in roles of increasing responsibility, most recently as Senior Clinical Research Physician. Dr. Dhingra also served as a Clinical Associate Professor of Medicine at the Indiana University School of Medicine from 1997 to 1999. Prior to Eli Lilly, Dr. Dhingra was a member of the faculty of M.D. Anderson Cancer Center from 1989 to 1996. Dr. Dhingra currently serves on the board of directors of Median Technologies Inc., Autolus Therapeutics plc and Replimune Group, Inc. Dr. Dhingra previously served as a member of the board of directors of Micromet, Inc., until its acquisition by Amgen Inc., or Amgen, Advanced Accelerator Applications S.A., until its acquisition by Novartis International AG, or Novartis, and YM Biosciences Inc., until its acquisition by Gilead Sciences, Inc., or Gilead, each of which was a public company during Dr. Dhingra’s service as a director. Dr. Dhingra received his M.B.B.S. from the All India Institute of Medical Sciences in New Delhi, India. He completed his residency in internal medicine at Lincoln Medical and Mental Health Center and New York Medical College and completed his fellowship in hematology and oncology at Emory University School of Medicine. We believe that Dr. Dhingra’s experience in executive positions at several pharmaceutical companies and in the clinical development of pharmaceuticals in several therapeutic areas, including in oncology, and his service as a director of other publicly traded life science companies give him the qualifications and skills to serve on our Board.

Garry Nicholson has served as a member of our Board since May 2017. Mr. Nicholson served as President and Chief Executive Officer of XTuit Pharmaceuticals, Inc. from September 2015 to October 2016. From May 2008 to April 2015, Mr. Nicholson served in executive leadership roles at Pfizer Inc., or Pfizer, a public pharmaceutical company, most recently as President, Pfizer Oncology. Prior to joining Pfizer, Mr. Nicholson worked at Eli Lilly where he held roles of increasing responsibility, most recently as the Global Oncology Platform Leader. Mr. Nicholson currently serves on the board of directors of G1 Therapeutics, Inc. and Turning Point Therapeutics, Inc., each of which is a public biopharmaceutical company. Mr. Nicholson previously served as a member of the board of directors of Tesaro, Inc., which was a public company until it was acquired by GlaxoSmithKline plc. Mr. Nicholson received a B.S. in Pharmacy from the University of North Carolina at Chapel Hill and an M.B.A. from the University of South Carolina. We believe that Mr. Nicholson’s experience serving in executive positions with public and private biopharmaceutical companies, his experience serving on the board of directors of a public company and his business and operations experience give him the qualifications, skills and financial expertise to serve on our Board.

Carol Schafer has served as a member of our Board since May 2019. Ms. Schafer has more than 25 years of experience in investment banking, equity capital markets, corporate finance and business development and has worked extensively within the biopharmaceutical industry. Ms. Schafer currently serves as managing partner at Hyphen Advisors, LLC, a firm that provides advisory, consulting and board services to public and private companies and boards of directors on topics such as financing strategy and execution, financial planning and analysis, investor access and messaging and strategic initiatives. From April 2007 to September 2018, Ms. Schafer worked at Wells Fargo Securities LLC, most recently as Vice Chair in Equity Capital Markets. From December 2003 to February 2007, Ms. Schafer served as Vice President, Finance and Business Development at Lexicon Pharmaceuticals, Inc., a public biotechnology company. From January 1986 to November 2003, Ms. Schafer worked at J.P. Morgan, where she held positions of increasing responsibility, most recently as Managing Director in Equity Capital Markets. Ms. Schafer currently serves on the board of directors of Idera Pharmaceuticals, Inc., a public biopharmaceutical company. Ms. Schafer received a B.S. in Mathematics and Computer Science from Boston College and an M.B.A. from New York University. We believe that Ms. Schafer’s deep financial background, her experience in the financial services and banking industries, including providing strategic support to companies in the healthcare sector, and her experience as a director of a publicly traded biopharmaceutical company give her the qualifications, skills and financial expertise to serve on our Board.

Board Composition Following Annual Meeting

We seek directors with a broad range of qualifications, skills and experience that would enhance Board effectiveness and strengthen our Board’s ability to carry out its oversight role on behalf of stockholders. Though we do not have a specific policy with respect to Board diversity, we consider diversity as one of many relevant factors when evaluating potential directors. If each nominee for election to our Board is elected at the Annual Meeting, our Board composition with respect to tenure, age, gender and racial diversity following the Annual Meeting will be as follows:

As further described below, we consider diversity broadly when evaluating potential directors and may also consider factors, such as a candidate’s relevant academic expertise and business or career experience, including experience in corporate management or as a board member or executive officer of another publicly traded company, to be relevant. If each nominee for election to our Board is elected at the Annual Meeting, our Board composition with respect to degrees held, experience serving as a director at a public biopharmaceutical company and experience serving as a chief executive officer of a biopharmaceutical company will be as follows:

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most “For” votes will be elected as directors. In tabulating the voting results for the election of directors, only “For” and “Withhold” votes will be counted. Abstentions and broker non-votes will not have any effect on the outcome of the election of directors. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

The election of directors at the Annual Meeting is uncontested and we therefore expect that each of the named nominees for director will be elected at the Annual Meeting. However, under our Corporate Governance Guidelines, any nominee for director in an uncontested election is required to submit an offer of resignation for consideration by the nominating and corporate governance committee if such nominee for director receives a greater number of “Withhold” votes from his or her election than votes “For” such election. In such case, the nominating and corporate governance committee will consider all relevant facts and circumstances and recommend to the full Board the action to be taken with respect to such offer of resignation. The Board will evaluate such offer of resignation and the nominating and corporate governance committee’s recommendation and decide whether to accept such offer of resignation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.

Our Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Information About Our Board of Directors

Our nominees for election as directors at our Annual Meeting are all currently serving as members of our Board. Information about each such nominee is set forth in the section above titled “Information About Our Nominees for Election” and is incorporated into this section by reference.

Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Peder K. Jensen, M.D.	65	2021	Director	2011
Lori Lyons-Williams	43	2021	Director	2019
Franklin M. Berger, CFA	70	2022	Director	2010
William R. Ringo	74	2022	Chief Executive Officer and Chairman of the Board(2)	2014

(1)	Ages as of April 3, 2020.
(2)	Mr. Ringo became our interim Chief Executive Officer on September 19, 2019 in connection with Aron M. Knickerbocker’s resignation from his position as President and Chief Executive Officer.

Biographical information for each continuing director, including each such individual’s principal occupation, business experience and education, and an explanation of the qualifications, skills and experience that we believe are relevant to such individual’s service on our Board, are set forth below. Unless otherwise indicated, principal occupations shown for each continuing director have extended for five or more years.

Peder K. Jensen, M.D. has served as a member of our Board since July 2011. Dr. Jensen is currently President of Bay Way Consultants, LLC, a consulting firm founded by Dr. Jensen in 2010 that advises pharmaceutical and biotechnology companies. Dr. Jensen has over 24 years of global drug development experience in both pharmaceutical and biotechnology companies and has been responsible for more than 40 new drug approvals in the U.S., Europe and Japan during his career. Dr. Jensen’s experience includes over 20 years with Schering-Plough Corporation, or Schering-Plough, a global pharmaceutical company, and then Merck & Co., Inc., or Merck, after the merger of Schering-Plough with Merck in 2009. Dr. Jensen most recently served at Schering-Plough as Corporate Senior Vice President, and General Manager, R&D for Japan and Asia/Pacific from 2006 to 2010. Dr. Jensen has also served at British Biotech plc and Chiron Corporation, or Chiron, in clinical development executive positions and earlier in his career at CIBA-GEIGY Limited. Dr. Jensen is also a member of the board of directors of Acorda Therapeutics, Inc., a public biotechnology company. Dr. Jensen previously served as a member of the board of directors of BioCryst Pharmaceuticals, Inc., which was a public pharmaceutical company during Dr. Jensen’s service as a director. Dr. Jensen received an M.D. from the University of Copenhagen, where he also completed his post-graduate medical training in neurology and internal medicine. We believe that Dr. Jensen’s experience in executive positions at several pharmaceutical companies and the clinical development of pharmaceuticals in several therapeutic areas and his service as a director of other publicly traded and privately held life science companies give him the qualifications, skills and financial expertise to serve on our Board.

Lori Lyons-Williams has served as a member of our Board since June 2019. Since December 2016, Ms. Lyons-Williams has served as Chief Commercial Officer at Dermira, Inc., or Dermira, a biopharmaceutical company, where she is responsible for the strategic, financial and operational leadership of the company’s product portfolio. From January 2002 to August 2016, Ms. Lyons-Williams worked at Allergan, Inc., or Allergan, a public biotechnology company, where she held positions of increasing responsibility, most recently as Vice President, Sales & Marketing, Urology. Ms. Lyons-Williams also served as a member of the Allergan Commercial Leadership Team and the Operational Leadership Team. Ms. Lyons-Williams received a B.A. in Interdisciplinary Studies from Virginia Polytechnic Institute and State University and an M.B.A., Marketing from the Carlson School of Management at the University of Minnesota. We believe that Ms. Lyons-Williams’s extensive commercial expertise and experience in executive and leadership positions at other biotechnology companies give her the qualifications, skills and financial expertise to serve on our Board.

Franklin M. Berger, CFA has served as a member of our Board since September 2010. Mr. Berger is a consultant to biotechnology industry participants, including major biopharmaceutical firms, mid-capitalization biotechnology companies, specialist asset managers and venture capital companies, providing business development, strategic, financing, partnering and royalty acquisition advice. Mr. Berger is also a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. Mr. Berger worked at Sectoral Asset Management Inc. as a founder of the small-cap focused NEMO Fund from 2007 through June 2008. From May 1998 to March 2003, he served at J.P. Morgan Securities LLC, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney Inc. and Josephthal & Co. Mr. Berger also serves on the board of directors of BELLUS Health, Inc., ESSA Pharma Inc., Kezar Life Sciences, Inc., Proteostasis Therapeutics, Inc., and Tocagen, Inc., each of which is a public biotechnology company. Mr. Berger previously served as a member of the board of directors of BioTime, Inc., Immune Design Corp., or Immune Design, and Seattle Genetics,

Inc., each of which was a public company during Mr. Berger’s service as a director. Mr. Berger received a B.A. in International Relations and an M.A. in International Economics, both from Johns Hopkins University, and an M.B.A. from the Harvard Business School. We believe that Mr. Berger’s financial background and experience as an equity analyst in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies gives him the qualifications, skills and financial expertise to serve on our Board and are important to our strategic planning and financing activities.

William R. Ringo has served as our interim Chief Executive Officer since September 2019, Chairman of the Board since January 2019 and a member of our Board since October 2014. From June 2010 to December 2016, Mr. Ringo served as a senior advisor to Barclays Healthcare Group. From April 2008 until his retirement in April 2010, Mr. Ringo served as Senior Vice President of Business Development, Strategy and Innovation at Pfizer, and was responsible for guiding Pfizer’s overall strategic planning and business development activities. Prior to joining Pfizer, Mr. Ringo served as an executive in residence at Warburg Pincus and Sofinnova Ventures. From August 2004 to April 2006, Mr. Ringo served as President and Chief Executive Officer of Abgenix, Inc., or Abgenix, a biotechnology company acquired by Amgen. Prior to Abgenix, Mr. Ringo served for 28 years at Eli Lilly in numerous executive roles, including Product Group President for Oncology and Critical Care, President of Internal Medicine Products, President of the Infectious Diseases Business Unit and Vice President of Sales and Marketing for U.S. Pharmaceuticals. Following Mr. Ringo’s retirement from Eli Lilly in 2001, Mr. Ringo served on various boards of directors, including of InterMune, Inc., where he served as the non-executive chairman of the board of directors after serving as interim Chief Executive Officer from June 2003 to September 2003. Mr. Ringo currently serves on the board of directors of Assembly Biosciences, Inc., a public biotechnology company. Mr. Ringo was previously a member of the board of directors of Immune Design, Onyx Pharmaceuticals, Inc., Mirati Therapeutics, Inc., and Sangamo Therapeutics, Inc., each of which was a public company during Mr. Ringo’s service as a director. Mr. Ringo received a B.S. in business administration and an M.B.A. from the University of Dayton. We believe that Mr. Ringo’s experience serving as a director of other publicly traded and privately held life science companies and serving in executive positions at several biotechnology and pharmaceutical companies and in the venture capital industry gives him the qualifications, skills and financial expertise to serve on our Board.

Information About Our Executive Officers Who Are Not Directors

The following table sets forth certain information about our executive officers who are not also directors.

Executive Officers	Age(1)	Position(s) Held
Helen Collins, M.D.(2)	57	Executive Vice President and Chief Medical Officer
Francis W. Sarena	49	Chief Strategy Officer and Secretary
David V. Smith	60	Executive Vice President and Chief Financial Officer

(1)	Ages as of April 3, 2020.
(2)	Dr. Collins was promoted from Senior Vice President and Chief Medical Officer to Executive Vice President and Chief Medical Officer on August 20, 2019.

The principal occupation, business experience and education of each executive officer who is not also a director are set forth below.

Helen Collins, M.D. has served as Executive Vice President since August 2019 and Chief Medical Officer since March 2017. She also served as Senior Vice President from March 2017 to August 2019 and Vice President of Clinical Development from June 2016 to March 2017. From June 2013 to June 2016, Dr. Collins held positions of increasing responsibility at Gilead, most recently as Program and Clinical Lead for Gilead’s GS-5829 (BET inhibitor) and GS-4059 (BTK inhibitor) programs. From November 2009 to May 2013, Dr. Collins held positions of increasing responsibility at Amgen, most recently as Global Lead, Oncology Biosimilars. Prior to joining Amgen, Dr. Collins practiced as a medical oncologist and hematologist for 12 years at Redwood Regional Medical Group, or RRMG, and served as President of RRMG from 2006 to 2009. In 2005, Dr. Collins co-founded the non-profit North Bay Cancer Alliance, whose mission is to increase local access to education and cancer care in counties in the northern San Francisco Bay Area. Dr. Collins received a A.B. in Chemistry from Bryn Mawr College and an M.D. from The Johns Hopkins University School of Medicine. Dr. Collins completed her residency in internal medicine at The Johns Hopkins Hospital and completed her fellowship at Stanford University School of Medicine, where she concentrated in gastrointestinal cancer.

Francis W. Sarena has served as our Chief Strategy Officer since September 2016 and as Secretary since December 2010. He also served as Executive Vice President from August 2015 to September 2016, as our General Counsel from December 2010 to September 2016, as Senior Vice President from January 2013 to August 2015 and as Vice President from December 2010 to January 2013. From December 2008 to July 2010, Mr. Sarena served as Vice President, General Counsel and Secretary of Facet Biotech Corporation, a public biotechnology company that was spun off from PDL BioPharma, Inc., or PDL BioPharma, in December 2008 and that was later acquired by Abbott Laboratories in April 2010. From April 2006 to December 2008, Mr. Sarena served at PDL BioPharma in positions of increasing responsibility, most recently as Vice President, General Counsel and Secretary from June 2008 to December 2008. Prior to April 2006, Mr. Sarena served as an associate at Bingham McCutchen LLP where he represented public and private life science and high-tech clients primarily in merger and acquisition transactions, corporate and securities law matters and equity financing transactions. Mr. Sarena received a B.S. in Finance from San Francisco State University and a J.D. from the University of California, Berkeley.

David V. Smith has served as our Executive Vice President and Chief Financial Officer since November 2018. From May 2012 until its acquisition by Thermo Fisher Scientific Inc. in March 2018, Mr. Smith served as Chief Operating Officer of IntegenX, Inc., a biotechnology company. From December 2006 to July 2011, Mr. Smith served as Executive Vice President and Chief Financial Officer of Thoratec Corporation, a public medical device company that was later acquired by St. Jude Medical. From 1999 until its acquisition by Novartis in 2006, Mr. Smith served in positions of increasing responsibility at Chiron, most recently as Vice President and Chief Financial Officer. From 1997 until its acquisition by Corixa Corporation in 1999, Mr. Smith served as Vice President, Finance and Chief Financial Officer of Anergen, Inc., or Anergen, a private biotechnology company. Prior to Anergen, Mr. Smith served in various roles at Genentech, Inc., IBM Corporation and Syntex Corporation. Mr. Smith currently serves as a member of the board of directors and chair of the audit and finance committees of Codexis, Inc., a public biotechnology company. Mr. Smith previously served as a member of the board of directors of OncoGenex Pharmaceuticals Inc., a public biotechnology company. Mr. Smith received an M.B.A., Finance from Golden Gate University and a B.A. in Economics and History from Willamette University.

Corporate Governance

Board of Directors

Our Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, our Board does not involve itself in our day-to-day operations. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of our Board, which are held from time to time, and the respective committees of our Board on which they serve. The independent directors meet in executive sessions without management or any non-independent directors at least quarterly. The purpose of these executive sessions is to promote open and candid discussion among our independent directors.

Our Board held nine meetings during the year ended December 31, 2019. Each incumbent director attended at least 75% of the total meetings of (i) our Board held during the period for which he or she has been a director and (ii) the committee(s) on which that particular director served during the period for which he or she has been a member of such committee(s).

It is our policy to encourage our directors to attend the Annual Meeting. Three of our then-current directors attended our 2019 annual meeting of stockholders due to a change in the date of such annual meeting. We expect all of our directors to attend the Annual Meeting.

Board Evaluation Processes

Our Board’s evaluation processes, which are overseen by the nominating and corporate governance committee, include evaluations at the Board, committee and individual levels to ensure the effectiveness of the Board as a whole and its respective committees. The nominating and corporate governance committee generally manages the Board and committee evaluation process and has supplemented the process in the past by retaining a third-party consulting firm to manage the Board and committee evaluation process. The nominating and corporate governance committee conducted a Board evaluation process at the end of 2019.

The Board uses the results of its Board evaluations to make improvements at each of the Board, committee and individual levels. At the Board level, the Board uses the results to identify the desired core competencies for director nominees based on the current and anticipated future needs of the company. At the committee level, each committee uses the results to refine the issues that such committee discusses and addresses during the course of the following year. Finally, at the director level, the results are used to identify individual strengths and development areas, including identifying ways in which directors can contribute most meaningfully to the company.

Continuing Education

We believe it is important for members of our Board to be knowledgeable about our company and our business and to also be familiar with the duties and responsibilities of directors of public companies and emerging practices in corporate governance. Accordingly, we encourage all members of our Board to participate in seminars, conferences and other continuing education programs designed for directors of public companies, including accredited director education programs, as well as to attend other programs and become members of organizations related to our industry, corporate governance and board and committee membership generally, including membership in the National Association of Corporate Directors. We reimburse expenses associated with such participation, attendance and membership. We also provide our Board with other forms of continuing education, including presentations and other materials developed or provided by subject matter experts within the company and by third parties.

Board of Directors Independence

Rule 5605 of the Nasdaq Listing Rules requires that independent directors comprise a majority of a listed company’s board of directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of a listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of such audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; or (ii) be an affiliated person of the company or any of its subsidiaries. In addition to satisfying general independence requirements under the Nasdaq Listing Rules, members of a company’s compensation committee must also satisfy additional independence requirements set forth in Rule 10C-1 under the Exchange Act and Nasdaq Listing Rule 5605(d)(2). Pursuant to Rule 10C-1 under the Exchange Act and Nasdaq Listing Rule 5605(d)(2), in affirmatively determining the independence of a member of a compensation committee of a listed company, the board of directors must consider all factors specifically relevant to determining whether that member has a relationship with the company that is material to that member’s ability to be independent from management in connection with the duties of a compensation committee member, including: (a) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the company to such member; and (b) whether such member is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our Board undertook a review of the composition of our Board and its committees and the independence of each director that has served on our Board since 2019. In reviewing the independence of our directors, our Board considered the relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family and other relationships, including those relationships described under the section of this proxy statement titled “Transactions with Related Persons,” our Board affirmatively determined that all of our current directors, with the exception of Mr. Ringo, satisfy general independence requirements under the Nasdaq Listing Rules. Our Board determined that Mr. Ringo satisfied the general independence requirements under the Nasdaq Listing Rules during 2019 until his appointment as interim Chief Executive Officer on September 19, 2019. Our Board also determined that Dr. Gujrathi satisfied general independence requirements under the Nasdaq Listing Rules during the period in which she served as a director, which ended in June 2019. Our Board also determined that Mr. Knickerbocker and Dr. Williams did not satisfy general independence requirements under the Nasdaq Listing Rules during the periods in which they served as directors, which ended in September 2019 and December 2019, respectively. In making these determinations, our Board found that none of our current directors, other than Mr. Ringo after his appointment as interim Chief Executive Officer, had a material or other disqualifying relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each director, other than Mr. Ringo, is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our Board determined that Mr. Ringo, our interim Chief Executive Officer, ceased being an independent director on September 19, 2019 by virtue of his appointment as our interim Chief Executive Officer. Our Board also determined that Mr. Knickerbocker, our former President, Chief Executive Officer and member of our Board, was not an independent director during the period in which he served as a director by virtue of his employment with us during that period, and that Dr. Williams, our former President, Chief Executive Officer and Executive Chairman and former member of our Board, was not an independent director during the period in which he served as a director because he was employed by the company within the three preceding years. Our Board also determined that each current and former member of our audit, compensation and management development and nominating and corporate governance committees satisfied the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable, during the periods in which they served on such committees.

Committees of the Board of Directors

Our Board has four standing committees: an audit committee, a compensation and management development committee, or the compensation committee, a nominating and corporate governance committee and a research and development committee.

The following table provides membership and meeting information for the year ended December 31, 2019 for each committee.

Name	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee	Research and Development Committee
Franklin M. Berger, CFA**	X		X
Kapil Dhingra, M.B.B.S.				X*
Sheila Gujrathi, M.D.†				X†
Peder K. Jensen, M.D.		X*	X*††	X
Lori Lyons-Williams
Garry Nicholson	X*	X
William R. Ringo	Xº	Xº	Xº
Carol Schafer**	Xºº		Xºº
Lewis T. Williams, M.D., Ph.D.‡				X‡
Total committee meetings in 2019	4	7	6	7

*	Current Chairman
**	Financial Expert
†	Dr. Gujrathi served as a member of our research and development committee until she resigned from our Board effective June 7, 2019.
††	Dr. Jensen has served as Chairman of our nominating and corporate governance committee since November 2019.
º

Mr. Ringo served as a member of our audit committee until June 30, 2019. Additionally, Mr. Ringo served as Chairman of our nominating and corporate governance committee and as a member of our compensation committee until September 19, 2019, when he resigned from such positions in connection with his appointment as our interim Chief Executive Officer.

ºº	Ms. Schafer commenced her service on our audit committee on June 30, 2019 and on our nominating and corporate governance committee on September 19, 2019.
‡	Dr. Williams served as a member of our research and development committee from February 2019 until he resigned from our Board effective December 31, 2019.

Below is a description of each committee of our Board.

Audit Committee

Our audit committee is responsible for assisting our Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors and our internal financial and accounting controls. Our audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to our audit committee. Our audit committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement. Our audit committee has authority to engage legal counsel and other consultants, accountants, experts and advisors as it deems appropriate to carry out its responsibilities.

Messrs. Berger, Nicholson and Ringo served as members of our audit committee until June 2019, with Mr. Nicholson serving as the chairman. Effective June 30, 2019, the Board reconstituted the composition of the audit committee. Mr. Ringo ceased serving as a member of our audit committee at that time, and Ms. Schafer was appointed as a member of our audit committee. Thereafter, Messrs. Berger and Nicholson and Ms. Schafer served as members of our audit committee, with Mr. Nicholson serving as the chairman. Each member of our audit committee is, or was during the period in which he or she served, an independent director under the corporate governance standards of the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, our Board has determined that each member of our audit committee is, or was during the period in which he or she served, financially literate and that each of Mr. Berger and Ms. Schafer qualifies as an “audit committee financial expert,” as such term is currently defined in Item 407(d)(5) of Regulation S-K. In making this determination, our Board considered Mr. Berger’s and Ms. Schafer’s formal education and the nature and scope of Mr. Berger’s and Ms. Schafer’s previous experience, as further described in the section of this proxy statement titled “Information About Our Board of Directors,” coupled with their past and present service on various audit committees. Our audit committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Listing Rules, which is available in the “Corporate Governance” section of our investor relations website at investor.fiveprime.com/corporate-governance. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee Report(1)

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management and the company’s independent registered public accounting firm, Ernst & Young LLP. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence. The audit committee has also considered whether Ernst & Young LLP’s provision of non-audit services to the company is compatible with its independence and concluded that Ernst & Young LLP is independent from the company and its management.

Based on the foregoing, the audit committee recommended to the Board that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Five Prime Therapeutics, Inc. Audit Committee

Garry Nicholson, Chairman

Franklin M. Berger, CFA

Carol Schafer

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee

Our compensation committee is responsible for fulfilling our Board’s responsibility to oversee the compensation of our executive officers, including our Chief Executive Officer, and directors. Our compensation committee approves our compensation objectives and the compensation of our Chief Executive Officer and other executives. Our compensation committee reviews all components of the compensation of our executive officers, including base salary, bonus, equity compensation, benefits and other perquisites. In determining or making recommendations regarding the compensation and other terms of employment of our executive officers, other than our Chief Executive Officer, our compensation committee may, in its sole discretion, consider the recommendations of our Chief Executive Officer. In fulfilling its responsibilities, our compensation committee may delegate any or all of its responsibilities to a subcommittee of our compensation committee, but only to the extent consistent with our certificate of incorporation, our bylaws, the Nasdaq Listing Rules and other applicable law.

Our compensation committee periodically reviews and evaluates the components and effectiveness of our executive compensation program to ensure that it is consistent with our goals and aligned with our executive compensation peer group and the marketplace in which we compete for executive talent. In conducting these reviews and evaluations, our compensation committee utilizes the services of Radford, an AON Hewitt company, or Radford, a national executive compensation consulting firm, as an independent compensation consultant to provide advice regarding executive compensation, including with respect to the composition of our peer group, gather peer group and other relevant executive compensation information and trends, and analyze this information.

Dr. Jensen and Messrs. Nicholson and Ringo served as members of our compensation committee, with Dr. Jensen serving as the chairman, until September 2019. In September 2019, Mr. Ringo resigned from his position as a member of our compensation committee in connection with his appointment as our interim Chief Executive Officer. Each member of our compensation committee is, or was during the period in which he or she served, a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and each is, or was during the period in which he or she served, an independent director under the corporate governance standards of the Nasdaq Listing Rules and the independence requirements of Rule 10C-1 of the Exchange Act. Our compensation committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Listing Rules, which is available in the “Corporate Governance” section of our investor relations website at investor.fiveprime.com/corporate-governance.

Pursuant to its charter, our compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. Our compensation committee utilizes information, including peer data, regarding the compensation of our directors and executive officers provided by Radford in evaluating, recommending and determining compensation levels. Our compensation committee has determined that Radford is independent under the Nasdaq Listing Rules. Our compensation committee also has authority to engage legal counsel and other consultants, accountants, experts and advisors as it deems appropriate to carry out its responsibilities.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorship and the structure and composition of our Board and its committees. In addition, our nominating and corporate governance committee is responsible for considering nominations by stockholders of candidates for election to our Board, developing and recommending to our Board corporate governance guidelines applicable to the company and advising our Board on corporate governance matters. Our nominating and corporate governance committee also has authority to engage legal counsel and other consultants, accountants, experts and advisors as it deems appropriate to carry out its responsibilities.

Dr. Jensen and Messrs. Berger and Ringo served as members of our nominating and corporate governance committee, with Mr. Ringo serving as the chairman, until September 2019. In September 2019, Mr. Ringo resigned from his position as a member of our nominating and corporate governance committee in connection with his appointment as our interim Chief Executive Officer and the Board appointed Ms. Schafer as a member of the nominating and corporate governance committee. Thereafter, Dr. Jensen, Mr. Berger and Ms. Schafer served as members of our nominating and corporate governance committee, with Dr. Jensen serving as the chairman beginning in November 2019. Each member of our nominating and corporate governance committee is, or was during the period in which he or she served, an independent director under the corporate governance standards of the Nasdaq Listing Rules. Our nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the Nasdaq Listing Rules, which is available in the “Corporate Governance” section of our investor relations website at investor.fiveprime.com/corporate-governance.

It is the policy of our nominating and corporate governance committee to select nominees for director that ensure that our Board as a whole collectively possesses a broad range of skills, expertise, industry and other knowledge, and business and other experience that will enhance Board effectiveness and strengthen our Board’s ability to carry out its oversight role on behalf of stockholders. Though we do not have a specific policy with respect to Board diversity, our nominating and corporate governance committee considers diversity as one of many relevant factors in evaluating potential directors. Our nominating and corporate governance committee considers diversity broadly and may consider the following criteria, among others that our nominating and corporate governance committee deems appropriate, when considering candidates for our Board: (i) diversity of personal background, perspective and experience; (ii) personal and professional integrity, ethics and values; (iii) experience in corporate management, such as serving as an officer of a publicly traded company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company; (iv) experience in our industry and with relevant social policy issues; (v) experience as a board member or executive officer of another publicly traded company; (vi) relevant academic expertise; (vii) practical and mature business judgment, including ability to make independent analytical inquiries; and (viii) diversity of business or career experience relevant to our success.

In addition, qualifications, skills and experience in the following areas comprise the core competencies that our Board believes are desirable and relevant to the success of our business:

Core Competencies

•    Strategic plan development and implementation

•    Executive leadership

•    Business development, mergers and acquisitions and licensing

•    Discovery research

•    Clinical development

•    Manufacturing

•    Commercialization and marketing

•    Financing and capital markets

•    Financial audit

•    Public and investor relations

•    Corporate operations

•    Human resources, organizational development, compensation and talent acquisition

•    Risk management

•    Regulatory and quality

•    International experience

•    Legal and compliance

•    Board and corporate governance

While each of our current directors possesses one or more of the core competencies listed above, and our nominating and corporate governance committee considers these core competencies in the director nomination process, these core competencies do not encompass all the qualifications, skills and experience that are represented on our Board. In addition, our nominating and corporate governance committee retains the right to modify these core competencies from time to time as it deems appropriate.

In the case of any incumbent director whose term of office is set to expire, the nominating and corporate governance committee reviews such director’s overall service to the company during his or her term, including the number of meetings attended, level of participation, quality of performance and any other relationships or transactions that might impair such director’s independence. The nominating and corporate governance committee also considers the results of the Board’s self-evaluations, as described above under the section titled “Board Evaluation Process,” to assess and determine the function and needs of the Board.

In the case of a new director candidate, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq Listing Rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee often uses its network of contacts to compile a list of potential candidates and also often engages a professional search firm to identify and screen additional candidates and coordinate and advise on candidate search and selection efforts. The nominating and corporate governance committee evaluates the background and qualifications of candidates, conducts interviews of selected candidates and then selects a nominee for recommendation to the full Board by majority vote.

In accordance with our bylaws and the charter of our nominating and corporate governance committee, nominations and recommendations of individuals for election to our Board at an annual meeting of stockholders may be made by any stockholder of record entitled to vote for the election of directors at such meeting who provides timely notice in writing to our Secretary at our principal executive offices. See the section above titled “Questions and Answers About the Annual Meeting” for additional information on the requirements for stockholder proposals.

Director nominees identified and submitted by stockholders are analyzed by our nominating and corporate governance committee in the same manner as nominees identified by our nominating and corporate governance committee. If our nominating and corporate governance committee believes a candidate would be a valuable addition to our Board, it will recommend that candidate’s election to the full Board.

Given that our Board members can provide valuable perspectives and leadership across different areas, our nominating and corporate governance committee periodically reviews and, if and when appropriate, makes recommendations to the Board to reconstitute the membership of its committees and to rotate which member of the Board serves as chair of each committee.

Research and Development Committee

Our research and development committee is responsible for reviewing the strategy, substance and execution of our research and development programs, the quality and performance of our scientific management and the suitability and effectiveness of our research and development process. In addition, our research and development committee is responsible for identifying and keeping our Board apprised of significant emerging science, technology, research and development issues and trends that relate to our business. Drs. Dhingra, Gujrathi and Jensen served as members of our research and development committee until June 2019, with Dr. Dhingra serving as the chairman. Dr. Williams began serving as a member of our research and development committee in February 2019. Following Dr. Gujrathi’s resignation from our Board in June 2019, Drs. Dhingra, Jensen and Williams served as members of our research and development committee, with Dr. Dhingra serving as the chairman. Dr. Williams resigned from the research and development committee in December 2019 in connection with his resignation from our Board.

Board Leadership Structure

Effective January 1, 2018, our Board separated the positions of Chief Executive Officer and Chairman of the Board with Aron M. Knickerbocker serving as President and Chief Executive Officer and Lewis T. Williams serving as Executive Chairman. Following Dr. Williams’s transition from Executive Chairman to Board member, William R. Ringo was appointed Chairman of the Board effective January 1, 2019. Separation of the positions of Chief Executive Officer and Chairman of the Board during this time reinforced the independence of the Board from management, created an environment that encourages objective oversight of management’s performance and enhanced the effectiveness of our Board as a whole.

Following Mr. Knickerbocker’s resignation from his position as President and Chief Executive Officer in September 2019, Mr. Ringo was appointed as our interim Chief Executive Officer and has continued to serve as Chairman of the Board. Once we appoint a permanent Chief Executive Officer, the Board will evaluate whether it is appropriate to again separate the positions of Chief Executive Officer and Chairman of the Board based on the best interests of the company and its stockholders.

As our current Chairman of the Board, Mr. Ringo presides over meetings of our Board and holds such other powers and carries out such other duties as are customarily carried out by the chairman of the board of directors of a company.

Our independent directors meet alone in executive session at no less than four regular meetings of our Board each year. The Chairman of the Board may call additional executive sessions of the independent directors at any time, and the Chairman of the Board must call an executive session at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among our independent directors.

Role of the Board in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks. Our Board believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations, financial condition and performance. Our Board focuses its oversight on the most significant risks facing the company and on the company’s processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the company.

Our audit committee, as part of its responsibilities, oversees the management of financial risks, including accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage and cash investment strategy and results. Our audit committee is also responsible for overseeing the management of risks relating to the performance of our internal audit function, if required, and our independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures and risks related to data privacy and cybersecurity. For example, relevant members of management periodically report to our audit committee regarding data privacy and cybersecurity risks and related policies and initiatives that the company has implemented to address such risks, including risks related to the collection and handling of personal data obtained from subjects participating in our clinical trials. Additionally, pursuant to its charter, the audit committee may retain, as necessary, subject matter experts and advisers to assist in its oversight of risk management within the company, including with respect to data privacy and cybersecurity risk.

Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our nominating and corporate governance committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board. Our research and development committee oversees the management of risks associated with our research and development programs, processes and strategies. Each committee of our Board provides regular reports, on at least a quarterly basis, to the full Board. Our Board may also create additional committees in the future to assist in risk oversight.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics, or our code of conduct, that applies to all our employees, officers, directors and agents, including those officers responsible for financial reporting. The code of conduct is available on our website at investor.fiveprime.com/corporate-governance.

In November 2019, our Board adopted our amended and restated code of conduct. The revisions to our code of conduct include, among other things, expanding the scope of the code of conduct to include our agents, prohibiting political contributions of our assets both within and outside the United States and including new provisions covering harassment and discrimination in the workplace, antitrust and unfair competition, ethical research and development and environmental compliance and responsibility. In addition, the revised code of conduct includes updated information regarding our ethics hotline and clarifies and streamlines the language of the code of conduct to enhance readability.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding future amendments to, or waivers from, any provision of our code of conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at the Internet address set forth above.

Stock Ownership Guidelines

We have adopted stock ownership guidelines that we believe will further align our executive officers’ and Board members’ interests with those of our stockholders. Pursuant to our stock ownership guidelines, we require that our Chief Executive Officer and each executive officer and non-employee member of our Board achieve by the later of December 2021 or five years after the date the executive officer or non-employee member of our Board is appointed, and maintain thereafter, ownership of shares of common stock or vested options to purchase shares of our common stock as set forth below:

•	for our Chief Executive Officer, share and vested option ownership with a value of at least five times the Chief Executive Officer’s annual base salary;
•	for each executive officer other than our Chief Executive Officer, share and vested option ownership with a value of at least three times the executive officer’s annual base salary; and
•	for each non-employee member of our Board, share and vested option ownership with a value of at least three times the regular annual retainer for non-employee members of our Board.

Hedging and Pledging Policies

Our trading compliance policy expressly prohibits each of our directors, officers and employees from engaging in any speculative transaction designed to decrease the risks associated with holding our securities, including hedging or similar transactions. We also prohibit any pledging of our securities as collateral for loans and the holding of our securities in margin accounts. An exception from such policies must be approved by our Chief Strategy Officer and Secretary, who serves as our compliance officer, in consultation with our Board or an independent committee of our Board.

Stockholder Communications with Our Board of Directors

Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Five Prime Therapeutics, Inc., 111 Oyster Point Boulevard, South San Francisco, California 94080. All comments will be forwarded directly to our Board.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking stockholders to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

While this vote is advisory and not binding on the company, it will provide information to our Board and our compensation committee regarding investor sentiment about our executive compensation philosophy, policies and practices. Our Board and our compensation committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and our compensation committee will evaluate whether any actions are necessary to address those concerns. Our current policy is to provide our stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders. Accordingly, we anticipate that the next such vote will occur at the 2021 Annual Meeting.

In considering their vote, stockholders should review with care the information disclosed in the “Executive Compensation” section, including the compensation tables and related narrative disclosures, of this proxy statement. Our Board believes that our long-term success depends in large measure on the talent of our employees. Our compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce. Our Board believes that its current compensation program achieves the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

Accordingly, our Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

This vote is not intended to address any specific component of compensation, but rather the overall compensation of our named executive officers and our philosophy, policies and practices with respect to executive compensation described in this proxy statement.

Vote Required

The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of the majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Our Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our compensation committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this Executive Compensation section includes supplemental narratives that describe our 2019 compensation program for our named executive officers.

Our named executive officers for the year ended December 31, 2019 are as follows:

•	William R. Ringo, interim Chief Executive Officer (commenced this position effective September 19, 2019);
•	Helen Collins, M.D., Executive Vice President and Chief Medical Officer;
•	Francis W. Sarena, Chief Strategy Officer and Secretary; and
•	Aron M. Knickerbocker, former President and Chief Executive Officer (resigned from this position effective September 19, 2019).

Responsible Executive Compensation Practices

The following table summarizes our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided to best serve our stockholders’ long-term interests.

What we do:

✓    Performance metrics tied to company performance. The performance metrics for our annual incentive plan are tied to company performance, aligning the interests of our executives with those of our stockholders.

✓    Multi-year vesting requirements. The equity awards we grant to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.

✓    Double-trigger termination rights. Our executive severance benefit plan requires both a change-in-control and a termination of employment for full severance benefits to be triggered.

✓    Stock ownership guidelines. Our stock ownership guidelines require our executive officers to maintain ownership of a minimum number of shares of our common stock or vested options to purchase shares of our common stock, representing a meaningful equity interest in the company, in order to align the interests of our executive officers with those of our stockholders.

✓    Independent compensation committee. Our compensation committee is comprised solely of independent members of our Board.

✓    Independent compensation consultant. Our compensation committee uses an independent compensation consultant that provides no other material services to the company.

What we do not do:

✘    No tax gross-ups. Neither our executive severance benefit plan nor our other employment-related agreements provide for excise tax “gross-ups.”

✘    No special perquisites. Except as otherwise discussed below, we generally do not provide our executives with perquisites or other personal benefits that differ materially from those available to employees generally.

✘    No retirement plans other than 401(k). We do not provide any pension or other retirement benefits to our executive officers, except that we offer all employees the right to participate in a company-sponsored 401(k) plan under which we match 50% of employee contributions up to $6,000 per year.

✘    No special health or welfare benefits. We do not provide our executives with any special health or welfare benefits. Our executive officers participate in the same broad-based company-sponsored health and welfare benefits programs offered to our other full-time, salaried employees.

✘    Hedging and pledging prohibited. Our trading compliance policy prohibits our executive officers and directors from hedging or pledging our securities.

Compensation Mix

We have a pay-for-performance focused executive compensation philosophy. We believe that compensation should be designed to drive company performance to increase stockholder value. We seek to achieve this by using different elements of compensation and a market-based approach to attract, retain and motivate a high-performing team of executive officers and by aligning most of the compensation of each of our executives with the company’s short- and long-term performance, as well as each such executive’s individual contributions. We believe that it is important that performance- and equity-based compensation comprise a substantial portion of the total compensation of each of our executives in order to align our executives’ interests with those of our stockholders. The charts below illustrate the extent to which we weight compensation towards performance- and equity-based compensation.

* This chart reflects the compensation received by Aron M. Knickerbocker, who served as our President and Chief Executive Officer until September 19, 2019. As described below, William R. Ringo, the Chairman of our Board, commenced his service as our interim Chief Executive Officer immediately following Mr. Knickerbocker’s departure and will serve in such position until we appoint a new President and Chief Executive Officer. The compensation Mr. Ringo received for his service as our interim Chief Executive Officer in 2019 does not reflect our standard practices with respect to our executive compensation program due to his service as Chief Executive Officer being interim in nature. Accordingly, this chart with respect to our Chief Executive Officer does not reflect such compensation. Additionally, this chart excludes compensation Mr. Knickerbocker received pursuant to our severance benefits agreement with Mr. Knickerbocker dated September 19, 2019, as such compensation does not reflect our standard practices with respect to our executive compensation program due to such compensation being paid solely in connection with Mr. Knickerbocker’s resignation. For additional information regarding compensation Mr. Knickerbocker received pursuant to his severance benefits agreement, see our Summary Compensation Table and the section of this proxy statement titled “Executive Compensation – Narrative Disclosure to Summary Compensation Table – Executive Compensation Elements – Severance and Change in Control Benefits – Mr. Knickerbocker’s Severance Benefits Agreement.”

Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2019 and 2018. Since Mr. Ringo was not a named executive officer during the previous fiscal year, we provided information solely with respect to the year ended December 31, 2019.

Name and Principal Position	Year	Salary ($)		Option Awards ($)(1)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)		Total ($)
William R. Ringo(4)
Chief Executive Officer and
Chairman of the Board	2019	$250,336	(5)	$437,896	(6)	$96,200	(7)	—	(8)	$79,123	(9)	$863,554
Helen Collins, M.D.
Executive Vice President	2019	$456,253		$503,664		$461,660	(10)	$175,000		$6,000		$1,602,578
and Chief Medical Officer	2018	$435,000		$596,380		$130,830		$168,960		$6,036		$1,337,206
Francis W. Sarena
Chief Strategy Officer	2019	$451,494		$433,248		$432,760	(10)	$189,000		$6,000		$1,512,502
and Secretary	2018	$448,745		$536,742		$130,830		$186,110		$6,072		$1,308,499
Aron M. Knickerbocker
Former President and	2019	$388,402	(11)	$1,269,866		$1,294,262	(10)	$173,813	(12)	$4,422,162	(13)	$7,548,505
Chief Executive Officer	2018	$500,000		$1,073,484		$280,350		$225,000		$6,072		$2,084,906

(1)

Amounts reflect the grant date fair value of equity awards determined in accordance with ASC 718. For information regarding other assumptions underlying the value of equity awards, see Note 2 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Use of Estimates – Stock-Based Compensation” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These amounts do not correspond to the actual value that our named executive officers will recognize.

(2)

Consists of amounts earned under our Annual Bonus Plan, or our Bonus Plan, based on the achievement of company and individual performance goals and other factors deemed relevant by our compensation committee. For additional information, see the section of this proxy statement titled “Narrative Disclosure to Summary Compensation Table – Annual Performance-Based Cash Compensation.”

(3)	Amount includes $6,000 received by each of Dr. Collins and Messrs. Sarena and Knickerbocker during each of 2018 and 2019 as a company match under our 401(k) plan.
(4)

Mr. Ringo commenced employment as our interim Chief Executive Officer on September 19, 2019. The amounts set forth in this table reflect compensation received by Mr. Ringo in connection with his service as a director through September 18, 2019 and as our interim Chief Executive Officer beginning on September 19, 2019.

(5)	Amount includes $81,875 of director fees received by Mr. Ringo for his service as a director prior to his commencement of employment as our interim Chief Executive Officer on September 19, 2019.
(6)

Amount reflects the grant date fair values of the following awards granted to Mr. Ringo by our Board: (i) an option to purchase 15,000 shares of our common stock granted on June 10, 2019 pursuant to our non-employee director compensation policy in connection with his continuing service as a member of our Board, which shares will vest in their entirety on May 13, 2020, and (ii) options to purchase shares of our common stock granted to Mr. Ringo in connection with his service as our interim Chief Executive Officer beginning on September 19, 2019. For additional information regarding options granted to Mr. Ringo in connection with his service as our interim Chief Executive Officer, see the section of this proxy statement titled “Executive Compensation – Narrative Disclosure to Summary Compensation Table – Employment Arrangements – Mr. Ringo’s Offer Letter.”

(7)

Amount reflects the grant date fair value of 10,000 shares of restricted common stock granted to Mr. Ringo by our Board on January 9, 2019 in connection with his appointment as Chairman of our Board. These shares vested in their entirety on January 9, 2020.

(8)

Mr. Ringo was not eligible to receive a bonus under our Bonus Plan for his service as our interim Chief Executive Officer during 2019. Pursuant to our offer letter agreement with Mr. Ringo, the compensation committee will determine Mr. Ringo’s bonus promptly following the end of his service as our interim Chief Executive Officer. For additional information, see the section of this proxy statement titled “Executive Compensation – Narrative Disclosure to Summary Compensation Table – Employment Arrangements – Mr. Ringo’s Offer Letter.”

(9)

Amount consists of compensation paid pursuant to our offer letter agreement with Mr. Ringo as set forth in the following table. For additional information, see the section of this proxy statement titled “Executive Compensation – Narrative Disclosure to Summary Compensation Table – Employment Arrangements – Mr. Ringo’s Offer Letter.”

Type of Compensation	Amount of Compensation
Short-term housing costs	$ 42,300
Transportation costs	$ 9,936
Tax gross-ups for short-term housing and transportation costs	$ 26,887

(10)

For performance-based retention restricted stock awards granted on June 24, 2019, the grant date fair value was determined, (i) with respect to shares of restricted stock subject to performance conditions relating to the market price of our common stock, based on a risk-neutral Monte Carlo simulation model, and (ii) with respect to shares of restricted stock subject to other performance conditions, based on our assumptions as of June 24, 2019 of the probabilities of the applicable performance conditions being achieved.

(11)

Amount includes compensation for accrued vacation time received by Mr. Knickerbocker in connection with his resignation from his position as President and Chief Executive Officer effective September 19, 2019.

(12)

Pursuant to his severance benefits agreement, Mr. Knickerbocker received a bonus payment for his 2019 performance in an amount equal to his 2019 performance bonus amount pro-rated by 75% to reflect his partial year of service. For additional information about Mr. Knickerbocker’s severance benefits agreement, see the section of this proxy statement titled “Executive Compensation – Narrative Disclosure to Summary Compensation Table – Executive Compensation Elements – Severance and Change in Control Benefits – Mr. Knickerbocker’s Severance Benefits Agreement.”

(13)

Amount includes (i) $4,217,339, which represents the value of certain stock and option awards accelerated, and (ii) $193,125 in severance and $5,698 in COBRA premiums paid, in each case pursuant to Mr. Knickerbocker’s severance benefits agreement. For additional information about Mr. Knickerbocker’s severance benefits agreement, see the section of this proxy statement titled “Executive Compensation – Narrative Disclosure to Summary Compensation Table – Executive Compensation Elements – Severance and Change in Control Benefits – Mr. Knickerbocker’s Severance Benefits Agreement.”

Narrative Disclosure to Summary Compensation Table

Executive Compensation Elements

The primary elements of our executive compensation program for 2019 were:

•	base salary;
•	annual performance-based cash compensation;
•	long-term equity incentive awards;
•	retention equity incentive awards; and
•	severance and change in control benefits.

In addition to these primary elements of executive compensation, we also offer our executive officers broad-based health and welfare benefits and 401(k) plan benefits consistent with the benefits we provide to our other full-time, salaried employees.

Base Salary

The purpose of base salary compensation is to provide each executive with a competitive level of fixed cash compensation that is paid regularly throughout the year. The amount of base salary we pay each executive is determined by our compensation committee primarily based upon the range of salaries for similar positions at peer companies and takes into consideration the executive officer’s experience, knowledge, skills, education, performance and contributions to the company. Base salary is the only element of compensation that is fixed; the remainder and majority of each executive officer’s potential compensation is composed of variable compensation that is designed to incentivize shorter-term (annual) or longer-term performance of the company.

Our compensation committee reviewed and evaluated the base salaries of our executive officers and approved the 2019 and 2020 annual base salaries for the named executive officers shown in the table below. To the extent our compensation committee determined that an executive officer’s annual base salary was consistent with comparable positions in our then-current peer group, no changes were made.

Executive Officer	2019 Annual Base Salary		2020 Annual Base Salary
William R. Ringo	$600,000	(1)	$631,000
Helen Collins, M.D.	$455,840	(2)	$480,000
Francis W. Sarena	$451,494		$465,000
Aron M. Knickerbocker	$515,000		—

(1)

In connection with Mr. Ringo’s appointment as our interim Chief Executive Officer effective September 19, 2019, our compensation committee evaluated peer data for the chief executive position as well as the annual base salaries of other executive officers of the company, taking into consideration Mr. Ringo’s experience, knowledge, skills and education. After considering the foregoing, our compensation committee approved a semi-monthly salary of $25,000 for Mr. Ringo, which is equal to an annualized base salary rate of $600,000.

(2)

In August 2019, we promoted Dr. Collins from Senior Vice President and Chief Medical Officer to Executive Vice President and Chief Medical Officer. In connection with her promotion, our compensation committee evaluated Dr. Collins’s annual base salary in light of peer data for the chief medical officer position as well as the annual base salaries of other executive officers of the company, taking into consideration Dr. Collins’s experience, knowledge, skills, education, performance and contributions to the company, and approved an increase in her annual base salary from $455,840 to $465,000.

Annual Performance-Based Cash Compensation

Pursuant to our Bonus Plan, each executive officer, except for Mr. Ringo, is eligible to receive a target bonus determined as a percentage of his or her annual base salary. Our compensation committee determines these target bonus percentages for each executive officer position primarily based on the range of target bonus percentages for similar positions at peer companies. Our compensation committee periodically reviews and evaluates each executive officer’s target bonus percentage. Each executive officer’s target bonus is subject to weighting based on achievement of corporate goals and personal goals. The target bonus percentage and weighting for each of our named executive officers, except for Mr. Ringo, for 2019 is shown in the table below.

Executive Officer	Total Target Bonus (%)	Corporate Goal Weighting	Personal Goal Weighting
Helen Collins, M.D.	40%	80%	20%
Francis W. Sarena	45%	80%	20%
Aron M. Knickerbocker	50%(1)	100%	0%

(1)

Pursuant to his severance benefits agreement, Mr. Knickerbocker was entitled to a bonus payment for his 2019 performance in an amount equal to his 2019 performance bonus amount pro-rated by 75% to reflect his partial year of service. For more information regarding the terms of Mr. Knickerbocker’s severance benefits agreement, see the section of this proxy statement titled “Executive Compensation – Narrative Disclosure to Summary Compensation Table – Executive Compensation Elements – Severance and Change in Control Benefits – Mr. Knickerbocker’s Severance Benefits Agreement.”

Each of the corporate goal and personal goal components of an employee’s bonus target is subject to a multiplier for each Bonus Plan year. The multiplier for corporate goal achievement is based on the company’s overall achievement of its corporate goals, among other considerations deemed relevant by the compensation committee, and may be up to a maximum of 175% of the respective employee’s bonus target with respect to corporate goals. The multiplier for personal goal achievement is based on each employee’s achievement of his or her personal goals, among other considerations deemed relevant by management, or with respect to the executive officers, by the compensation committee, and may be up to a maximum of 175% of the respective employee’s bonus target with respect to personal goals.

In January 2020, our compensation committee reviewed and evaluated the company’s performance against our 2019 corporate goals and the performance of each executive officer against his or her 2019 personal goals. Based on a consideration of our performance against our 2019 corporate goals and additional factors, our compensation committee approved a corporate goal multiplier of 90% for our Bonus Plan for 2019. Based on each executive officer’s individual performance and respective contributions to the company in 2019 and additional factors, our compensation committee approved personal goal multipliers of 110% and 105% for Dr. Collins and Mr. Sarena, respectively.

Taking into consideration the individual performance of our named executive officers and applying the corporate goal multiplier of 90%, our compensation committee approved the 2019 cash incentive payments to our named executive officers shown in the Summary Compensation Table above.

Long-Term Incentive Compensation

Long-term incentive compensation is generally the largest portion of each executive’s overall compensation and is variable and at-risk. This element of compensation is comprised of equity awards that we grant in connection with the start of each executive officer’s employment and annual grants of long-term incentive equity awards. These equity awards generally vest over several years to focus our executives on the company’s success over a multi-year period and promote the retention of our executive officers.

In February 2019, our compensation committee approved annual grants to our named executive officers of the stock option and restricted stock awards shown in the table below.

	Option Awards(1)		Restricted Stock Awards(2)
Executive Officer	(number of shares)	(grant date fair value)(3)	(number of shares)	(grant date fair value)(3)
Helen Collins, M.D.	58,000	$433,248	10,000	$119,700
Francis W. Sarena	58,000	$433,248	10,000	$119,700
Aron M. Knickerbocker	170,000	$1,269,866	28,000	$335,160

(1)

The stock option awards set forth in this table vest and become exercisable at the rate of 1/48 of the total number of shares subject to the applicable option award each month after the February 25, 2019 grant date, subject to the executive officer’s continuous service to the company through each vest date.

(2)

The restricted stock awards set forth in this table vested with respect to one-third of the shares subject to the applicable restricted stock award on February 25, 2020 and will vest with respect to one-third of the remaining shares subject to the applicable restricted stock award on each of February 25, 2021 and 2022, subject to the executive officer’s continuous service to the company through each vest date.

(3)	For more information on how we determined the grant date fair value of these awards, see footnote 1 to our Summary Compensation Table.

In August 2019, we promoted Dr. Collins from Senior Vice President and Chief Medical Officer to Executive Vice President and Chief Medical Officer. In connection with her promotion, our compensation committee approved the grant to Dr. Collins of an option to purchase 20,000 shares of our common stock and 5,000 shares of restricted common stock. Dr. Collins’s stock option award vested with respect to 1/48 of the shares subject to the option on September 20, 2019 and vest with respect to 1/48 of the shares subject to the option each month thereafter, subject to her continuous service to the company through each vest date. Dr. Collins’s restricted stock award will vest with respect to one-third of the shares subject to the award on each of August 20, 2020, 2021 and 2022, subject to her continuous service to the company through each vest date.

In connection with Mr. Ringo’s appointment as our interim Chief Executive Officer, our compensation committee granted to Mr. Ringo an option to purchase 34,451 shares of our common stock. This option vested in its entirety on October 19, 2019. Thereafter, during the term of his service as our interim Chief Executive Officer, on or promptly after the 19th day of each calendar month, our compensation committee has granted and will continue to grant to Mr. Ringo an option to purchase a number of shares of common stock having a fair value of $120,000. We determine the number of shares of common stock underlying each such option grant using a Black-Scholes factor of 61.7% and the average closing price of a share of our common stock for the 20 trading days preceding the 19th day of the calendar month in which such grant is approved (i.e., $120,000 ÷ (61.7% × such average closing price)). Each such option vests in its entirety on the 19th day of the calendar month following the calendar month in which such option was granted.

In February 2020, our compensation committee approved annual grants to our named executive officers of the stock option and restricted stock awards shown in the table below.

	Option Awards(1)		Restricted Stock Awards(2)
Executive Officer	(number of shares)	(grant date fair value)(3)	(number of shares)	(grant date fair value)(3)
Helen Collins, M.D.	90,000	$291,600	15,000	$78,750
Francis W. Sarena	90,000	$291,600	15,000	$78,750

(1)

The stock option awards set forth in this table vest and become exercisable at the rate of 1/48 of the total number of shares subject to the applicable option award each month after the grant date of February 24, 2020, subject to the executive officer’s continuous service to the company through each vest date.

(2)

The restricted stock awards set forth in this table will vest with respect to one-third of the shares subject to the applicable restricted stock award on each of February 24, 2021, 2022 and 2023, subject to the executive officer’s continuous service to the company through each vest date.

(3)	For more information on how we determined the grant date fair value of these awards, see footnote 1 to our Summary Compensation Table.

Retention Equity Incentive Awards

In January 2019, we undertook a corporate restructuring and eliminated approximately 20% of our then-current headcount in addition to other cost-saving efforts. Also, during 2019 we experienced a higher than average level of employee attrition because of the restructuring and the high demand for highly qualified clinical, scientific, technical and management personnel, in particular those with oncology experience, in the San Francisco Bay Area. As a result of these factors, and our desire to retain key talent and provide continued incentive to improve corporate performance and execute our strategic objectives, our compensation committee approved retention restricted stock awards for certain of our employees, including certain of our named executive officers, as shown in the table below. The vesting conditions with respect to the retention restricted stock awards are designed for the retention of our executive officers and the company’s success over a multi-year period, with 100% of the shares subject to corporate performance-based vesting.

	Restricted Stock Awards(1)
Executive Officer	(number of shares)	(grant date fair value)(2)
Helen Collins, M.D.	110,000	$313,060
Francis W. Sarena	110,000	$313,060
Aron M. Knickerbocker	337,000	$959,102

(1)

The retention restricted stock awards set forth in this table vest as follows: (i) 20% of the shares subject to the applicable award will vest on the date the 30-calendar day volume-weighted average closing price of a share of our common stock is greater than or equal to $12.95; provided, that such shares will automatically expire and be forfeited at 5:00 P.M., Pacific time, on December 31, 2020 if such shares have not vested by such time; (ii) 20% of the shares will vest on the date the 30-calendar day volume-weighted average closing price of a share of our common stock is greater than or equal to $19.43; provided, that such shares will automatically expire and be forfeited at 5:00 P.M., Pacific time, on December 31, 2021 if such shares have not vested by such time; and (iii) the remainder of the shares subject to the applicable award will vest upon the achievement by the company of certain performance conditions; provided, that 20% of the shares subject to the applicable restricted stock award will automatically expire and be forfeited at 5:00 P.M., Pacific time, on each of December 31, 2022, 2023 and 2024 if such shares have not vested by such times.

(2)	For more information on how we determined the grant date fair value of these awards, see footnote 10 to our Summary Compensation Table.

In October 2019, we undertook a corporate restructuring to eliminate approximately 50% of our then-current headcount, initiated activities to reduce our corporate facilities footprint by either subletting a significant portion of our leased space or subletting the entirety of our building and relocating to smaller facilities and undertook other cost-savings efforts to extend our cash runway. As a result, on February 24, 2020, our compensation committee approved additional retention option and restricted stock awards for certain of our executive officers, including Dr. Collins and Mr. Sarena, as shown in the table below.

	Option Awards(1)		Restricted Stock Awards(2)
Executive Officer	(number of shares)	(grant date fair value)(3)	(number of shares)	(grant date fair value)(3)
Helen Collins, M.D.	90,000	$296,100	15,000	$78,750
Francis W. Sarena	90,000	$296,100	15,000	$78,750

(1)

The stock option awards set forth in this table will vest and become exercisable with respect to 25% of the shares subject to the applicable option award on February 24, 2021, and 1/48 of the shares subject to the applicable option award monthly commencing on March 24, 2021, subject to the executive officer’s continuous service to the company through each vest date.

(2)

The restricted stock awards set forth in this table will vest with respect to one-third of the shares subject to the applicable restricted stock award on each of February 24, 2021, 2022 and 2023, subject to the executive officer’s continuous service to the company through each vest date.

(3)	For more information on how we determined the grant date fair value of these awards, see footnote 1 to our Summary Compensation Table.

Retention Cash Awards

In January 2020, our compensation committee approved the grant of a retention bonus to each of Dr. Collins and Mr. Sarena pursuant to letter agreements between the company and each such executive officer dated January 15, 2020. Pursuant to their respective agreements, each of Dr. Collins and Mr. Sarena will be entitled to receive a cash retention bonus on December 31, 2020 equal to such executive officer’s respective bonus target under the Bonus Plan for the 2020 calendar year, as shown in the table below, subject to such executive officer’s continued employment in good standing with the company through December 31, 2020 and the company’s achievement of at least one prespecified business development-related performance trigger on or prior to December 31, 2020.

	2020 Bonus Target
Executive Officer	% of Base Salary	($)
Helen Collins, M.D.	40%	$192,000
Francis W. Sarena	45%	$209,250

The cash retention bonus will be in addition to any bonus Dr. Collins or Mr. Sarena may earn with respect to their respective 2020 performance under our Bonus Plan for 2020.

Notwithstanding the foregoing, if Dr. Collins’s or Mr. Sarena’s employment with the company terminates prior to December 31, 2020 due to an involuntary termination (as defined in our Executive Severance Benefit Plan and Summary Plan Description, or the Severance Plan), then following the date of such involuntary termination, we will pay to such executive officer, in addition to any other benefits to which such executive officer is entitled pursuant to the Severance Plan or any agreement between such executive officer and the company, an amount equal to such executive officer’s bonus target for the 2020 calendar year, subject to such executive officer’s execution of a general release of claims in favor of the company.

Severance and Change in Control Benefits

Executive Severance Benefit Plan

We believe that offering reasonable and competitive severance benefits as part of an overall compensation package is necessary to effectively compete for and attract and retain executive talent. Prior to November 2019, we entered into executive severance benefits agreements, or severance agreements, with each of our named executive officers, except for Mr. Ringo, under which we agreed to provide such named executive officers with severance benefits after a termination of employment in certain circumstances, including in connection with a change in control. In November 2019, our compensation committee adopted the Severance Plan, pursuant to which we provide employees in the role of Vice President or higher, including our executive officers, except for Mr. Ringo, with compensation and benefits in the event of a termination by us of any such employee’s employment without “cause” or a resignation from employment by such employee for “good reason,” each as defined in the Severance Plan, and, collectively, an involuntary termination. The severance agreements between us and each of Dr. Collins and Mr. Sarena were terminated and superseded in their entirety by the Severance Plan, except with respect to the rights of each such executive officer with respect to acceleration of equity award vesting in connection with an involuntary termination that occurs any time except for within three months prior to or 12 months following a change in control of the company.

Mr. Ringo is not eligible to participate in the Severance Plan and is not eligible to receive severance benefits upon his termination, or the completion of his service, as our interim Chief Executive Officer.

The Severance Plan provides that for an involuntary termination that occurs any time except for within three months prior to or 12 months following a change in control of the company, an executive officer will be entitled to receive: (i) cash severance equal to the product of (x) the sum of such executive officer’s (A) annual base salary rate in effect on the date of the involuntary termination and (B) “target bonus,” as defined in the Severance Plan, and (y) the relevant factor set forth in the table below; (ii) payment or reimbursement of COBRA premiums, if such executive officer elects COBRA coverage, through the earlier of the number of months after the involuntary termination set forth in the table below or the date such executive officer and his or her covered dependents, if any, become eligible for group health insurance through another employer; and (iii) acceleration of vesting of all unvested outstanding equity awards subject to time-based vesting provisions that would have vested within the number of months set forth in the table below following such involuntary termination. Outstanding equity awards subject to performance-based vesting will not accelerate under the Severance Plan in the event of an involuntary termination that occurs any time except for within three months prior to or 12 months following a change in control.

Notwithstanding the provisions set forth in the Severance Plan to the contrary, if any executive officers were granted equity awards prior to the effective date of the Severance Plan that were, as of immediately prior to the effective date of the Severance Plan, subject to acceleration of vesting in connection with an involuntary termination pursuant to an agreement between us and such executive officer, such equity awards would accelerate pursuant to the terms of the applicable severance agreement rather than the Severance Plan.

	Cash Severance Factor	COBRA Premium Reimbursement and Acceleration of Vesting of Equity Awards
Chief Executive Officer	1.0	12 months
Other Named Executive Officers	0.75	9 months

In addition, if the involuntary termination occurs within three months prior to or 12 months following a change in control, then, in lieu of the benefits described above, an executive officer will be entitled to: (i) cash severance equal to the product of (x) the sum of such executive officer’s (A) annual base salary rate in effect on the date of the involuntary termination and (B) target bonus, and (y) the relevant factor set forth in the table below; (ii) payment or reimbursement of COBRA premiums, if such executive officer elects COBRA coverage, through the earlier of the number of months after the involuntary termination set forth in the table below or the date such executive officer and his or her covered dependents, if any, become eligible for group health insurance through another employer; and (iii) 100% acceleration of vesting of all unvested outstanding equity awards subject to time-based vesting provisions. Outstanding equity awards subject to performance-based vesting will accelerate based on target performance.

	Cash Severance Factor	COBRA Premium Reimbursement
Chief Executive Officer	2.0	24 months
Other Named Executive Officers	1.5	18 months

In addition, the Severance Plan provides that in the event that the severance payment and other benefits, or collectively, the payment, provided for or otherwise payable to the executive officer constitute “parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended, or the Code, and are subject to the excise tax imposed by Section 4999 of the Code, then we will pay to such executive officer (i) the largest portion of the payment that would result in no portion of the payment being subject to such excise tax or (y) the largest portion, up to and including the total, of the payment, after taking into account all applicable taxes, including such excise tax (all computed at the highest applicable marginal rate), that results in the executive officer’s receipt, on an after-tax basis, of the greatest economic benefit.

Notwithstanding anything to the contrary in the Severance Plan, no severance payments or benefits will become payable to an executive officer until such executive officer has a “separation of services” within the meaning of Section 409A of the Code, or Section 409A. If an executive officer is subject to Section 409A and is a “specified employee” within the meaning of Section 409A at the time of the involuntary termination, then any separation benefits due to the executive officer under the Severance Plan will become payable in a lump sum payment on the date six months and a day following the date of such involuntary termination.

The Severance Plan requires that the executive officer execute a general release of claims in favor of us to mitigate any potential liability or dispute or the initiation of any litigation with the departing executive officer and also requires the departing executive officer to comply with the confidentiality agreement and any other agreement between us and such departing executive officer following the termination of such executive officer’s employment.

Mr. Knickerbocker’s Severance Benefits Agreement

On September 19, 2019, Mr. Knickerbocker resigned as our President and Chief Executive Officer, an employee of the company and a member of our Board. On September 19, 2019, we and Mr. Knickerbocker entered into a severance benefits agreement, or the severance agreement, pursuant to which we agreed to pay to Mr. Knickerbocker severance in an amount equal to his monthly base salary and pro-rata monthly target bonus for 12 months following his resignation, for a total of $772,500, subject to customary payroll withholding and other deductions. As additional severance, Mr. Knickerbocker was entitled under the severance agreement to a payment in an amount equal to his 2019 performance bonus amount pro-rated by 75% for his partial year of service. In January 2020, our compensation committee determined Mr. Knickerbocker’s pro-rated 2019 performance bonus amount to be $173,813, and we paid Mr. Knickerbocker this amount, subject to customary payroll withholding and deductions, in March 2020.

Under the severance agreement, we accelerated the vesting and exercisability of 50% of (i) all unvested options to purchase our common stock and (ii) all unvested restricted shares of our common stock held by Mr. Knickerbocker as of September 19, 2019. We also agreed to extend the period during which Mr. Knickerbocker may exercise his vested options to purchase our common stock so that he will have until December 31, 2020 to exercise his vested options.

We also agreed to pay for the monthly cost of Mr. Knickerbocker’s continued health or dental insurance coverage under COBRA for up to 12 months following his resignation.

The severance agreement included and was subject to a general release of claims by Mr. Knickerbocker. The severance agreement superseded the executive severance benefits agreement that we and Mr. Knickerbocker entered into on December 30, 2009.

Other Benefits

All our named executive officers, except for Mr. Knickerbocker following his resignation, are eligible to receive our standard employee benefits, including our 401(k) plan, medical, dental, vision, short- and long-term disability and group life insurance and our ESPP (as defined below in the section of this proxy statement titled “Executive Compensation – Equity Benefit Plans – 2013 Employee Stock Purchase Plan”), in each case on the same basis as our other employees, including the matching contributions provided under our 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit of $19,000 in 2019 and $19,500 in 2020. We provide a company match equal to 50% of the amount contributed by an employee, up to a maximum amount of $6,000 per year, and pay all company matches in cash. Participants who are at least 50 years old can also make “catch-up” contributions of an additional $6,000 above the statutory limit in 2019 and an additional $6,500 above the statutory limit in 2020. Our 401(k) plan also permits us to make discretionary contributions, subject to established limits and a vesting schedule. To date, we have not made any discretionary contributions to the plan on behalf of participating employees. Our compensation committee periodically reviews the levels of benefits provided to our executive officers to ensure they remain reasonable and consistent with its compensation philosophy.

Perquisites

We do not as a general practice provide perquisites or other personal benefits to our executive officers that differ materially from those available to employees generally. We have in the past provided certain executive officers with relocation and mortgage assistance benefits that we negotiated as part of these executive officers’ new hire offer packages. In addition, during his term as our interim Chief Executive Officer, we are providing Mr. Ringo with short-term housing and transportation assistance, as described in the section of this proxy statement titled “Executive Compensation – Narrative Disclosure to Summary Compensation Table – Employment Arrangements – Mr. Ringo’s Offer Letter.”

Employment Arrangements

We have entered into employment offer letter agreements with each of our named executive officers. Each of the offer letters with our named executive officers provides for “at will” employment and sets forth the initial compensation arrangements for the executive officer, including with respect to the executive officer’s initial base salary, annual target cash bonus opportunity and new hire equity awards (each of which is disclosed in more detail in the table below titled “Outstanding Equity Awards at Fiscal Year-End,” to the extent it was not exercised by the applicable executive officer (with respect to option awards) or vested (with respect to restricted stock awards) as of December 31, 2019). The terms and conditions of each offer letter agreement, except for Mr. Ringo’s offer letter, were negotiated by our then-current Chief Executive Officer and were approved by either our Board or compensation committee. Mr. Ringo’s offer letter was negotiated by Dr. Jensen, the chairman of our compensation committee, and approved by our full compensation committee.

Mr. Ringo’s Offer Letter

Effective September 19, 2019, our Board appointed Mr. Ringo to serve as our interim Chief Executive Officer. In connection with his appointment, on October 4, 2019, we entered into an offer letter with Mr. Ringo, pursuant to which we agreed to pay Mr. Ringo a semi-monthly salary of $25,000, which is equal to an annualized base salary rate of $600,000. On October 8, 2019, we entered into a first amendment to Mr. Ringo’s offer letter, pursuant to which we agreed to pay to Mr. Ringo an additional $25,000 in consideration of Mr. Ringo’s service as our interim Chief Executive Officer from September 19, 2019 to October 4, 2019, the date we entered into Mr. Ringo’s offer letter. In February 2020, our compensation committee reviewed Mr. Ringo’s base salary and approved an increase of his base salary to $631,000, effective March 1, 2020.

Pursuant to Mr. Ringo’s offer letter, Mr. Ringo will also be eligible to receive a one-time bonus for his service as interim Chief Executive Officer, with a target amount equal to 50% of the aggregate base salary we pay to Mr. Ringo for his service as interim Chief Executive Officer. In February 2020, the compensation committee increased Mr. Ringo’s target bonus to 60% of the aggregate base salary we pay to Mr. Ringo for his service as interim Chief Executive Officer. Accordingly, the target amount of Mr. Ringo’s bonus will be 50% of the aggregate base salary we paid to Mr. Ringo for his service as interim Chief Executive Officer from September 19, 2019 through February 29, 2020 and 60% of the aggregate base salary we pay to Mr. Ringo for his service as interim Chief Executive Officer from March 1, 2020 until the end of his service as our interim Chief Executive Officer. Our compensation committee will determine Mr. Ringo’s bonus amount based on his performance as interim Chief Executive Officer and will pay this bonus within 30 days following the last day of Mr. Ringo’s employment.

In addition, promptly after entering into Mr. Ringo’s offer letter, our compensation committee granted to Mr. Ringo an option to purchase 34,451 shares of our common stock. This option vested in its entirety on October 19, 2019. Thereafter, during the term of his service as our interim Chief Executive Officer and in accordance with the terms of Mr. Ringo’s offer letter, we agreed that on or promptly after the 19th day of each calendar month during his service as interim Chief Executive Officer, our compensation committee would grant to Mr. Ringo an option to purchase a number of shares of common stock having a fair value of $120,000. We determine the number of shares of common stock underlying each such option grant using a Black-Scholes factor of 61.7% and the average closing price of a share of our common stock for the 20 trading days preceding the 19th day of the calendar month in which such grant is approved (i.e., $120,000 ÷ (61.7% × such average closing price)). Each such option vests in its entirety on the 19th day of the calendar month following the calendar month in which such option was granted.

Pursuant to Mr. Ringo’s offer letter, during the term of his service as our interim Chief Executive Officer, we will pay $13,500 monthly for the cost of Mr. Ringo’s short-term housing and will pay Mr. Ringo a semi-monthly payment of $1,000 for the estimated cost of transportation between his short-term housing and our offices. In addition, on December 20, 2019, we entered into a second amendment to Mr. Ringo’s offer letter, pursuant to which we will reimburse Mr. Ringo for or pay the expenses of (i) up to one commercial roundtrip flight per month between San Francisco International Airport, or SFO, and Indianapolis International Airport, or IND, for each of Mr. Ringo and his spouse during the term of Mr. Ringo’s employment as our interim Chief Executive Officer; and (ii) ground transportation to and from Mr. Ringo’s short-term residence in San Francisco, California and SFO and to and from his residence in the Indianapolis, Indiana area and IND in connection with each such monthly flight. In addition, we will reimburse Mr. Ringo for or pay all such costs already incurred by Mr. Ringo since the beginning of his service as our interim Chief Executive Officer. To the extent any amounts described in this paragraph are deemed income to Mr. Ringo, we will pay to Mr. Ringo a gross-up amount to cover the amount of withholding taxes that would be due on such deemed income.

In addition, if Mr. Ringo serves as our interim Chief Executive Officer greater than one year and, solely as a result thereof, would cease to be deemed an “independent director” under Nasdaq Listing Rule 5605 for three years after the end of such service, then we will pay Mr. Ringo $25,000 on the date that is six months after the end of such service, $25,000 on the date that is 18 months after the end of such service and $25,000 on the date that is 30 months after the end of such service, provided in each instance that Mr. Ringo continues to serve as a member of our Board on the applicable payment date.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our named executive officers that were outstanding as of December 31, 2019.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William R. Ringo(3)	16,600	—		11.65	9/30/2024	—		—	—		—
	12,500	—		22.15	6/11/2025	—		—	—		—
	10,000	—		42.25	5/18/2026	—		—	—		—
	10,000	—		29.80	5/9/2027	—		—	—		—
	10,000	—		17.27	5/9/2028	—		—	—		—
	—	15,000	(4)	6.09	6/9/2029	—		—	—		—
	34,451	—		3.79	10/4/2029	—		—	—		—
	46,939	—		3.99	10/18/2029	—		—	—		—
	50,367	—		3.23	11/18/2029	—		—	—		—
	—	49,552	(5)	3.94	12/18/2029	—		—	—		—
	—	—		—	—	10,000	(6)	45,900	—		—
Helen Collins, M.D.	52,500	7,500	(7)	37.89	6/26/2026	—		—	—		—
	6,375	2,625	(8)	45.38	2/6/2027	—		—	—		—
	15,468	7,032	(9)	39.21	3/19/2027	—		—	—		—
	22,916	27,084	(10)	18.69	2/25/2028	—		—	—		—
	12,083	45,917	(11)	11.97	2/24/2029	—		—	—		—
	1,666	18,334	(12)	5.78	8/19/2029	—		—	—		—
	—	—		—	—	1,875	(13)	8,606	—		—
	—	—		—	—	1,250	(14)	5,738	—		—
	—	—		—	—	7,688	(15)	35,288	—		—
	—	—		—	—	417	(14)	1,914	—		—
	—	—		—	—	4,667	(16)	21,422	—		—
	—	—		—	—	10,000	(17)	45,900	—		—
	—	—		—	—	—		—	110,000	(18)	504,900
	—	—		—	—	5,000	(19)	22,950	—		—
Francis W. Sarena	4,747	—		8.49	1/1/2022	—		—	—		—
	9,142	—		5.54	7/15/2022	—		—	—		—
	12,063	—		7.26	7/18/2023	—		—	—		—
	3,209	—		10.77	11/4/2023	—		—	—		—
	25,521	—		11.14	8/21/2024	—		—	—		—
	75,000	—		19.25	8/16/2025	—		—	—		—
	50,000	10,000	(20)	43.71	8/24/2026	—		—	—		—
	28,437	6,563	(21)	49.54	9/7/2026	—		—	—		—
	31,875	13,125	(8)	45.38	2/6/2027	—		—	—		—
	20,625	24,375	(10)	18.69	2/25/2028	—		—	—		—
	12,083	45,917	(11)	11.97	2/24/2029	—		—	—		—
	—	—		—	—	3,437	(13)	15,776	—		—
	—	—		—	—	3,845	(15)	17,649	—		—
	—	—		—	—	4,667	(16)	21,422	—		—
	—	—		—	—	10,000	(17)	45,900	—		—
	—	—		—	—	—		—	110,000	(18)	504,900
Aron M.	4,186	—		8.49	1/1/2022	—		—	—		—
Knickerbocker(22)	14,735	—		7.26	7/18/2023	—		—	—		—
	33,360	—		11.14	8/21/2024	—		—	—		—
	73,316	—		19.25	8/16/2025	—		—	—		—
	52,461	—		43.71	8/24/2026	—		—	—		—
	43,750	—		49.54	9/7/2026	—		—	—		—
	32,917	—		45.38	2/6/2027	—		—	—		—
	109,375	—		46.80	10/19/2027	—		—	—		—
	61,875	—		18.69	2/25/2028	—		—	—		—
	95,625	—		11.97	2/24/2029	—		—	—		—

(1)

For information on vesting acceleration of the equity awards described in this table upon a named executive officer’s termination of employment, see the section of this proxy statement titled “Executive Compensation – Narrative Disclosure to Summary Compensation Table – Severance and Change in Control Benefits.”

(2)	The market value of stock awards is based on the closing market price of our common stock of $4.59 per share on December 31, 2019.

(3)

Mr. Ringo was appointed as our interim Chief Executive Officer on September 19, 2019. This table reflects outstanding equity awards granted to Mr. Ringo in connection with his service as a director prior to such date, as well as equity awards granted to Mr. Ringo in connection with his service as our interim Chief Executive Officer.

(4)	The shares underlying this option will vest in their entirety on May 13, 2020.
(5)	The shares underlying this option vested in their entirety on January 19, 2020.
(6)	The shares subject to this grant vested in their entirety on January 9, 2020.
(7)	25% of the shares underlying this option vested on June 20, 2017, and the remainder vests over three years thereafter in equal monthly installments.
(8)	The shares underlying this option vest over four years in equal monthly installments following the grant date of February 7, 2017.
(9)	The shares underlying this option vest over four years in equal monthly installments following the grant date of March 20, 2017.
(10)	The shares underlying this option vest over four years in equal monthly installments following the grant date of February 26, 2018.
(11)	The shares underlying this option vest over four years in equal monthly installments following the grant date of February 25, 2019.
(12)	The shares underlying this option vest over four years in equal monthly installments following the grant date of August 20, 2019.
(13)	One-third of the shares subject to this grant vested on each of February 5, 2018, 2019 and 2020.
(14)	One-third of the shares subject to this grant vested on each of March 20, 2018, 2019 and 2020.
(15)

These represent shares subject to a retention restricted stock award granted to certain executive officers on February 7, 2017. 75% of the shares subject to this award vested as follows: one-third of these shares vested on February 5, 2019 and the remainder vested on February 5, 2020. The remaining 25% of the shares subject to this award were subject to performance conditions, which were achieved on September 28, 2018.

(16)	One-third of the shares subject to this grant vested on each of February 26, 2019 and 2020, and the remainder will vest on February 26, 2021.
(17)	One-third of the shares subject to this grant vested on February 25, 2020, and the remainder will vest in equal installments on each of February 25, 2021 and 2022.
(18)	The shares subject to this grant are subject to performance conditions that have not yet been achieved. As such, the dates upon which these shares will vest are uncertain.
(19)	The shares subject to this grant will vest in equal installments on each of August 20, 2020, 2021 and 2022.
(20)	The shares underlying this option vest over four years in equal monthly installments following the grant date of August 25, 2016.
(21)	The shares underlying this option vest over four years in equal monthly installments following the grant date of September 8, 2016.
(22)

Pursuant to our severance benefits agreement with Mr. Knickerbocker, we accelerated the vesting and exercisability of 50% of (i) all unvested options to purchase our common stock and (ii) all unvested restricted shares of our common stock held by Mr. Knickerbocker as of September 19, 2019. For additional information about Mr. Knickerbocker’s severance benefits agreement, see the section of this proxy statement titled “Executive Compensation – Narrative Disclosure to Summary Compensation Table – Executive Compensation Elements – Severance and Change in Control Benefits – Mr. Knickerbocker’s Severance Benefits Agreement.”

Equity Benefit Plans

2013 Omnibus Incentive Plan and Prior Equity Plans

General. In June 2013, our Board adopted and in September 2013, our stockholders approved the 2013 Omnibus Incentive Plan, or the 2013 Plan, for the purpose of attracting and retaining non-employee directors, executive officers and other employees and service providers, including officers, employees and service providers of our affiliates, and to stimulate their efforts toward our continued success, long-term growth and profitability. The 2013 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights, other equity-based awards and cash bonus awards. We also maintain the 2010 Equity Incentive Plan and 2002 Equity Incentive Plan, or together, the Prior Plans, which have been terminated and under which no future awards will be granted, but under which outstanding options have been granted. These options will continue to be governed by the terms of the applicable Prior Plan.

Authorized Shares. As of March 16, 2020, we had 2,761,157 shares of common stock reserved for issuance pursuant to the 2013 Plan. On January 1 of every year, the number of shares of common stock available for issuance under the 2013 Plan automatically increases by 4% of the total number of outstanding shares of our common stock as of December 31 of the immediately preceding year. On January 1, 2020, the total number of shares available for issuance under the 2013 Plan increased by 1,408,792 shares pursuant to this provision. As of December 31, 2019, options to purchase 3,077,224 shares of our common stock and 1,060,577 shares of restricted common stock were outstanding under the 2013 Plan, options to purchase 218,737 shares of our common stock were outstanding under the 2010 Equity Incentive Plan and options to purchase 18,761 shares of our common stock were outstanding under the 2002 Equity Incentive Plan.

Change in Control. If we experience a change in control in which equity-based awards under the 2013 Plan that are not exercised prior to the change in control will not be assumed or continued by the surviving entity, unless otherwise provided in an award agreement: (i) all restricted shares will vest, and all stock units and dividend equivalents will vest and the underlying shares will be delivered immediately before the change in control, and (ii) at our Board’s discretion, either all options and stock appreciation rights will become exercisable 15 days before the change in control and terminate upon the consummation of the change in control, or all options, stock appreciation rights, restricted shares and stock units may be cancelled before the change in control in exchange for payment of any amount in cash or securities having a value (as determined by our Board), in the case of restricted shares or stock units, equal to the formula or fixed price per share paid to our stockholders and, in the case of options and stock appreciation rights, equal to the product of the number of shares subject to the option or stock appreciation right multiplied by the amount by which the formula or fixed price paid to our stockholders exceeds the exercise price of the option or the stock appreciation right. In the case of performance shares and performance units, however, if more than half of the performance period has lapsed, we will convert the performance shares based on actual performance to date. If less than half of the performance period has lapsed, or if we cannot determine actual performance, we will convert the performance shares and performance units assuming target performance has been achieved.

2013 Employee Stock Purchase Plan

General. In August 2013, our Board adopted and in September 2013, our stockholders approved our 2013 Employee Stock Purchase Plan, or the ESPP. The purpose of the ESPP is to enable our eligible employees, through payroll deductions or cash contributions, to purchase shares of our common stock, to increase our employees’ interest in our growth and success and encourage employees to remain in our employment. Any of our employees may participate in the ESPP, except: (i) an employee whose customary employment is less than 20 hours per week; and (ii) an employee who, after exercising his or her rights to purchase common stock under the ESPP, would own shares of common stock (including shares that may be acquired under any outstanding options) representing 5% or more of the total combined voting power of all classes of our capital stock. An employee must be employed on the last trading day of the purchase period to acquire common stock under the ESPP, unless the employee has retired, died or become disabled, been laid off or discharged without cause.

Authorized Shares. As of March 16, 2020, we had 1,307,722 shares of common stock reserved for purchase by our eligible employees under the ESPP. The ESPP provides that the number of shares of common stock available for purchase by our eligible employees shall automatically increase annually on January 1 in an amount equal to the lesser of (i) 1% of the total number of outstanding shares of our common stock as of December 31 of the immediately preceding year, or (ii) 300,000 shares of our common stock. Prior to November 2019, the number of shares of common stock available for purchase increased on each January 1 in accordance with the preceding sentence. Notwithstanding the foregoing, our Board may act prior to January 1 of any calendar year to provide that there shall be no increase in the number of shares of common stock available for purchase by eligible employees for such calendar year or that the increase in the number of shares of common stock available for purchase for such calendar year shall be a lesser number of shares of common stock than would otherwise occur pursuant to the foregoing. In November 2019, our compensation committee provided that the number of shares of common stock available for purchase would not automatically increase on January 1, 2020 and as such, no new shares of common stock became available for purchase by our eligible employees under the ESPP on January 1, 2020.

Indemnification

We entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements and our certificate of incorporation and bylaws provide for indemnification of each of our directors and executive officers to the fullest extent permitted by Delaware law.

DIRECTOR COMPENSATION

Cash and Equity Compensation

We maintain a non-employee director compensation policy, pursuant to which we generally target our overall director compensation at the 50th percentile of our peer group. We target our annual base cash retainer at the 50th percentile of our peer group and our annual cash retainer for each board committee and long-term incentive compensation at the 75th percentile of our peer group.

Prior to April 1, 2019, our director compensation policy provided that each non-employee director received an annual base cash retainer of $40,000. In addition, our non-employee directors received the following cash compensation for Board services, as applicable:

•	the Chairman of the Board received an additional annual retainer of $35,000;
•	the Lead Independent Director received an additional annual retainer of $20,000;
•	the chairman of our audit committee received an additional annual retainer of $20,000;
•	each member of our audit committee, other than the chairman, received an additional annual retainer of $10,000;
•	the chairman of each of our compensation, nominating and corporate governance and research and development committees received an additional annual retainer of $15,000; and
•	each member of our compensation, nominating and corporate governance and research and development committees, other than the chairman, received an additional annual retainer of $7,500.

In addition, newly appointed non-employee directors received a one-time initial award of options to purchase 15,000 shares of our common stock, which would vest in equal annual installments over a three-year period, subject to the director’s continued service on our Board through each applicable vest date. Each continuing non-employee director received an annual award of options to purchase 10,000 shares of our common stock, which would vest in its entirety on the earlier to occur of (i) the one-year anniversary of the grant date and (ii) the day before the subsequent annual meeting of stockholders, subject to each such director’s continued service on our Board through such vest date.

Effective April 1, 2019, our Board updated our non-employee director compensation policy, under which each non-employee director received an annual base cash retainer of $45,000. In addition, our non-employee directors received the following cash compensation for Board services, as applicable:

•	the Chairman of the Board received an additional annual retainer of $35,000;
•	the Lead Independent Director received an additional annual retainer of $15,000;
•	the chairman of each of our audit and compensation committees receive an additional annual retainer of $20,000;
•	each member of our audit and compensation committees, other than the chairman, receives an additional annual retainer of $10,000;
•	the chairman of each of our nominating and corporate governance and research and development committees receives an additional annual retainer of $15,000; and
•	each member of our nominating and corporate governance and research and development committees, other than the chairman, receives an additional annual retainer of $7,500.

In addition, newly appointed non-employee directors received a one-time initial award of options to purchase 25,000 shares of our common stock, which would vest in equal annual installments over a three-year period, subject to the director’s continued service on our Board through each applicable vest date. Each continuing non-employee director received an annual award of options to purchase 15,000 shares of our common stock, which would vest in its entirety on the earlier to occur of (i) the one-year anniversary of the grant date and (ii) the day before the subsequent annual meeting of stockholders, subject to each such director’s continued service on our Board through such vest date.

Effective November 21, 2019, our Board further updated our non-employee director compensation policy with respect to equity compensation. No changes were made to the cash compensation provisions set forth in policy adopted in April 2019. The updated policy provides that newly appointed non-employee directors receive a one-time initial award of options to purchase 40,000 shares of our common stock, which vests in equal annual installments over a three-year period, subject to the director’s continued service on our Board through each applicable vest date. The updated policy also provides that each continuing non-employee director receives an annual award of options to purchase 20,000 shares of our common stock, which vests in its entirety on the earlier to occur of (i) the one-year anniversary of the grant date and (ii) the day before the subsequent annual meeting of stockholders, subject to each such director’s continued service on our Board through such vest date.

We pay all amounts in quarterly installments. We also reimburse each director for his or her travel expenses incurred in connection with attendance at Board and committee meetings.

Our compensation committee periodically reviews our director compensation policy, taking into account various factors, including the director compensation practices of our peer group, to determine whether any updates to this policy are appropriate.

Equity Grant to William R. Ringo

Effective January 1, 2019, William R. Ringo became Chairman of the Board. In connection with Mr. Ringo’s appointment, our compensation committee evaluated Mr. Ringo’s expanded role on our Board and the corresponding increase in his responsibilities and approved a one-time award to Mr. Ringo of 10,000 shares of restricted common stock, which vested in its entirety on January 9, 2020.

Director Compensation

The following table sets forth information concerning compensation accrued or paid to our non-employee directors during the year ended December 31, 2019 for their service on our Board. Mr. Knickerbocker, our former President and Chief Executive Officer and former director, was also an employee in 2019 and received no additional compensation for his service as a director. Accordingly, Mr. Knickerbocker’s 2019 compensation is set forth in the Summary Compensation Table above and is not set forth in the table below. In addition, Mr. Ringo, our current interim Chief Executive Officer, was an employee of the company for a portion of 2019. As such, Mr. Ringo’s compensation for 2019, including the compensation that Mr. Ringo received for his service on our Board in 2019, is set forth in the Summary Compensation Table above and is not set forth in the table below. Mr. Ringo did not receive any compensation for his services as a director following his appointment as our interim Chief Executive Officer effective September 19, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(10) ($)		Option Awards(1)(2)(10) ($)		All Other Compensation ($)		Total ($)
Franklin M. Berger, CFA	$61,250	—		$54,611		—		$115,861
Kapil Dhingra, M.B.B.S.	$58,750	—		$54,611		—		$113,361
Sheila Gujrathi, M.D.(3)	$25,000	—		—		—		$25,000
Peder K. Jensen, M.D.	$77,500	—		$54,611		—		$132,111
Lori Lyons-Williams	$22,500	—		$97,588	(4)	—		$120,088
Garry Nicholson	$73,125	—		$54,611		—		$127,736
Carol Schafer	$33,125	—		$146,593	(5)	—		$179,718
Lewis T. Williams, M.D., Ph.D.(6)	$41,475	$108,170	(7)	$102,417	(8)	$203,870	(9)	$455,933

(1)

Amounts reflect the grant date fair value of equity awards determined in accordance with ASC 718. For information regarding assumptions underlying the value of equity awards, see Note 2 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Use of Estimates – Stock-Based Compensation” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These amounts do not correspond to the actual value that the directors will recognize.

(2)

On June 10, 2019, our Board granted an option to purchase 1,250 shares of our common stock to Ms. Schafer and an option to purchase 15,000 shares of our common stock to all other non-employee directors, except for Dr. Gujrathi and Ms. Lyons-Williams, who were not directors on such date. The shares underlying these options will vest in their entirety on May 13, 2020, subject in each case to the applicable director’s continued service to the company through such date.

(3)	Dr. Gujrathi resigned from our Board effective June 7, 2019.

(4)

On June 23, 2019, our Board granted to Ms. Lyons-Williams an option to purchase 25,000 shares of our common stock in connection with the commencement of her term as a director on our Board. The shares underlying this option will vest in equal installments on each of June 23, 2020, 2021 and 2022, subject to her continued service to the company through each such date.

(5)

On May 15, 2019, our Board granted to Ms. Schafer an option to purchase 25,000 shares of our common stock in connection with the commencement of her term as a director on our Board. The shares underlying this option will vest in equal installments on each of May 15, 2020, 2021 and 2022, subject to her continued service to the company through each such date.

(6)

Dr. Williams resigned from our Board effective December 31, 2019. Additionally, Dr. Williams served as our Executive Chairman through December 31, 2018 and resigned as an employee of the company effective March 15, 2019. This table includes compensation received by Dr. Williams in connection with his service as an employee of the company during 2019.

(7)

On February 25, 2019, our Board granted to Dr. Williams 1,000 shares of restricted common stock in connection with his service as an employee of the company. One-third of the shares of restricted common stock vested on February 25, 2020 and the remainder will vest in equal installments on each of February 25, 2021 and 2022, subject to Dr. Williams’s continued service to the company through each such date.

(8)

On February 25, 2019, our Board granted to Dr. Williams an option to purchase 6,400 shares of our common stock in connection with his service as an employee of the company. The shares underlying this option vest in equal monthly installments following the grant date, subject to Dr. Williams’s continued service to the company through each such date.

(9)

Consists of (i) $62,500 in salary paid to Dr. Williams in connection with his service as an employee of the company, (ii) $6,000 received as a company match under our 401(k) plan during his employment by the company, (iii) $30,000 for accrued vacation time received in connection with Dr. Williams’s resignation as an employee of the company effective March 15, 2019, (iv) $90,000 in fees paid to Dr. Williams for services performed pursuant to our consulting agreement with Dr. Williams following his resignation as an employee of the company and (v) $15,371 in COBRA premiums paid pursuant to our consulting agreement with Dr. Williams. For additional information regarding our consulting agreement with Dr. Williams, see the section of this proxy statement titled “Transactions with Related Persons – Certain Related-Person Transactions – Consulting Agreement with Lewis T. Williams.”

(10)

The following table provides the total number of stock awards and option shares outstanding for each current and former director, except Mr. Ringo and Mr. Knickerbocker, as of December 31, 2019. For information regarding Mr. Ringo’s and Mr. Knickerbocker’s stock awards and options shares outstanding as of December 31, 2019, see the table above titled “Outstanding Equity Awards at Fiscal Year-End.”

	Stock Awards Outstanding	Options Outstanding
Name	(#)	(#)
Franklin M. Berger, CFA	—	57,500
Kapil Dhingra, M.B.B.S.	—	70,000
Sheila Gujrathi, M.D.(3)	—	—
Peder K. Jensen, M.D.	—	70,000
Lori Lyons-Williams	—	25,000
Garry Nicholson	—	40,000
Carol Schafer	—	26,250
Lewis T. Williams, M.D., Ph.D.(6)	19,959	725,886

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed Ernst & Young LLP to act as our independent registered public accounting firm and to audit our financial statements for the fiscal year ending December 31, 2020. Ernst & Young LLP has served as our independent registered public accounting firm and audited our financial statements since 2003.

To help ensure auditor independence, our audit committee reviews Ernst & Young LLP’s independence and performance on an annual basis as part of its decision whether to continue to engage Ernst & Young LLP as the company’s independent auditor. In the course of its reviews, our audit committee considers, among other things, the following factors:

•	Ernst & Young LLP’s historical and recent performance on the company’s audit;
•	Ernst & Young LLP’s institutional knowledge and expertise regarding the company’s business, accounting policies and practices and internal control over financial reporting;
•	the professional qualifications of relevant Ernst & Young LLP personnel, including its lead audit partner;
•	the quality and candor of Ernst & Young LLP’s communications with our audit committee and management;
•	Ernst & Young LLP’s disclosures regarding audit quality and performance;
•	the appropriateness of Ernst & Young LLP’s audit fees, including fees for non-audit services; and
•	the potential impact to the company of changing our independent registered public amounting firm.

In addition, our audit committee is responsible for the oversight of the process to select, review and evaluate Ernst & Young LLP’s lead audit partner, including by meeting with candidates for lead audit partner and engaging in discussions with company management.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, our audit committee is presenting this proposal to the stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our stockholders, our audit committee will consider that fact when it selects our independent auditors for the following fiscal year.

We expect that representatives of Ernst & Young LLP will attend the Annual Meeting. We will provide these representatives an opportunity to make a statement at the Annual Meeting if they desire to do so and they will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of the majority of the votes cast at the Annual Meeting by the holders of the shares represented in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the vote.

Our Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Pre-Approval Policies and Procedures

Our audit committee pre-approves the fees and other compensation we pay to Ernst & Young LLP for audit services and non-audit services, which may include audit-related services, tax services and other services.

Our audit committee may delegate to one or more designated members of our audit committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve services of Ernst & Young LLP shall be presented to our full audit committee at its next scheduled meeting.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2019 and 2018, we retained Ernst & Young LLP to provide audit and other services. The following table represents aggregate fees billed or to be billed to us by Ernst & Young LLP for services performed for the fiscal years ended December 31, 2019 and 2018. All fees billed to us by Ernst & Young LLP for services performed for the fiscal years ended December 31, 2019 and 2018 were approved by our audit committee or a designated member of our audit committee in accordance with the pre-approval policies and procedures described above and applicable SEC rules and regulations.

Fees	2019	2018
Audit Fees(1)	$1,292,900	$1,592,100
Audit-Related Fees	—	—
Tax Fees(2)	—	—
All Other Fees(3)	$2,000	$1,420
Total	$1,294,900	$1,593,520

(1)

This category consisted of fees for professional services rendered for the audit of our annual financial statements, audit of the effectiveness of our internal control over financial reporting, review of interim financial statements, assistance with registration statements filed with the SEC and other services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including accounting consultations and research related to Ernst & Young LLP’s integrated audit.

(2)	This category would consist of fees for the preparation and filing our tax returns and related general tax advice.
(3)	This category consisted of fees related to accessing Ernst & Young LLP’s online research database.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a policy in which either (i) our audit committee (or any other committee of our Board consisting of independent directors) or (ii) the full Board reviews and approves all proposed related-person transactions. This review covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (x) we were or are to be a participant; (y) the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end of the last two completed fiscal years; and (z) a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from a related person or entities in which the related person has a material interest, and indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or an immediate family member of or any entity owned or controlled by any of the foregoing persons.

Certain Related-Person Transactions

Since January 1, 2018, other than as described below, there have been no transactions or series of similar transactions to which we were a party or will be a party, and which qualified as a related person transaction. All of the transactions described below were reviewed and approved by either our audit committee or our Board.

Participation in Follow-On Offering

In January 2018, we entered into an underwriting agreement with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Leerink Partners LLC, as representatives of the several underwriters, relating to a follow-on underwritten public offering of shares of our common stock, or the follow-on offering. Pursuant to the underwriting agreement, we sold an aggregate of 5,897,435 shares of our common stock to the underwriters, including 769,230 shares of common stock that we sold pursuant to the exercise in full by the underwriters of their option to purchase additional shares in connection with the follow-on offering, at a price to the public of $19.50 per share. Our follow- on offering closed on January 24, 2018. At the time of the follow-on offering, certain holders of more than 5% of our capital stock purchased shares of our common stock from the underwriters in the follow-on offering at the follow-on offering price of the shares to the public.

The following table sets forth the number of shares of our common stock purchased and the aggregate cash purchase price paid by each of these stockholders.

Purchaser	Shares of Common Stock	Purchase Price
Entities affiliated with Wellington Management Group LLP	1,000,000	$19,500,000
Entities affiliated with FMR LLC	769,231	$15,000,005
Entities affiliated with The Vanguard Group, Inc.	125,000	$2,437,500

Consulting Agreement with FLG Partners

In April 2018, following Marc Belsky’s resignation from his position as our Senior Vice President and Chief Financial Officer, we retained Linda Rubinstein, a partner at FLG Partners, LLC, or FLG Partners, to serve as our Interim Chief Financial Officer pursuant to a consulting agreement with FLG Partners. Under the terms of the consulting agreement, we agreed to pay FLG Partners at a rate of $400 per hour for Ms. Rubinstein’s services and paid an aggregate of $530,171 for services Ms. Rubinstein provided in 2018 and an aggregate of $19,300 for services Ms. Rubinstein provided in 2019. In addition, we agreed to indemnify Ms. Rubinstein and FLG Partners with respect to Ms. Rubinstein’s services as our Interim Chief Financial Officer.

Consulting Agreement with Lewis T. Williams

On March 15, 2019, we entered into a consulting agreement, effective April 1, 2019, with Dr. Williams, who was then a member of our Board, pursuant to which Dr. Williams provides consulting services to us from time to time, including as Chairman of our Scientific Advisor Board, for a term ending on May 31, 2022. Pursuant to the consulting agreement, in consideration of Dr. Williams’s provision of such services, we agreed to pay Dr. Williams (i) a monthly retainer of $10,000 for up to 20 hours of services he provides each month and (ii) at a rate of $500 per hour for each additional hour of services he provides each month. In addition, Dr. Williams elected to continue under COBRA health and dental insurance coverage provided through the company in connection with his former employment with the company, and pursuant to the consulting agreement, we agreed to pay for the monthly cost of such coverage until September 30, 2020, or such earlier date as Dr. Williams became eligible for group health insurance coverage through a new employer. We paid an aggregate of $15,371 for such coverage during 2019. For additional information regarding amounts paid to Dr. Williams pursuant to the consulting agreement, see the table above titled “Director Compensation.”

Dr. Williams resigned as an employee of the company effective March 15, 2019, and resigned from our Board effective December 31, 2019.

Other Transactions

We entered into various employment-related agreements and compensatory arrangements with our directors and executive officers that, among other things, provide for compensatory and certain severance and change in control benefits. For a description of these arrangements, see the sections of this proxy statement titled “Executive Compensation – Narrative Disclosure to Summary Compensation Table – Employment Arrangements,” “Executive Compensation – Narrative Disclosure to Summary Compensation Table – Severance and Change in Control Benefits” and “Director Compensation – Cash and Equity Compensation.”

We have entered into indemnification agreements with each of our current directors and executive officers. Our indemnification agreements and obligations with respect to our current directors and executive officers are further described in the section of this proxy statement titled “Executive Compensation – Indemnification.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 9, 2020 by (i) each named executive officer, (ii) each director and nominee for director, (iii) all directors and executive officers as a group and (iv) each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our outstanding common stock. Other than as set forth in this table, we are not aware of any person or group that holds greater than 5% of our outstanding common stock.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer and stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC. Beneficial ownership of securities is determined according to the rules of the SEC and generally means, with respect to a security, that a person or entity possesses sole or shared voting or investment power of such security, including options and warrants that are currently exercisable or will be exercisable within 60 days of March 9, 2020. Options to purchase shares of our common stock that are exercisable within 60 days of March 9, 2020 are deemed to be beneficially owned by the person holding these options for the purpose of computing percentage ownership of that person, but they are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by such beneficial owner, except for shares owned jointly with that person’s spouse.

We have based our calculations of beneficial ownership on 36,352,931 shares of our common stock outstanding as of March 9, 2020.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Five Prime Therapeutics, Inc., 111 Oyster Point Boulevard, South San Francisco, California 94080.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class (Common Stock)
5% Stockholders:
Entities affiliated with Biotechnology Value Fund, L.P.(1)	7,783,001	21.4%
Entities affiliated with BlackRock, Inc.(2)	2,535,819	7.0%
Named Executive Officers and Directors:
William R. Ringo(3)	329,275	*
Helen Collins, M.D.(4)	310,714	*
Francis W. Sarena(5)	513,379	1.4%
Aron M. Knickerbocker (6)	761,023	2.1%
Franklin M. Berger, CFA(7)	47,500	*
Kapil Dhingra, M.B.B.S.(8)	55,000	*
Peder K. Jensen, M.D.(8)	55,000	*
Lori Lyons-Williams	—	—
Garry Nicholson(8)	19,999	*
Carol Schafer	—	—
All executive officers and directors as a group (11 persons)	2,334,549	6.4%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Consists of (i) 3,929,792 shares of common stock beneficially owned by Biotechnology Value Fund, L.P., or BVF1; (ii) 3,078,989 shares of common stock beneficially owned by Biotechnology Value Fund II, L.P., or BVF2; (iii) 536,608 shares of common stock beneficially owned by Biotechnology Value Trading Fund OS LP, or Trading Fund; and (iv) 237,612 shares of common stock held in a certain BVF Partners, L.P., or Partners, managed account, or the Partners Managed Account. BVF Partners OS Ltd., or Partners OS, as the general partner of Trading Fund, may be deemed to beneficially own the 536,608 shares beneficially owned by Trading Fund. Partners, as the general partner of BVF1 and BVF2, the sole member of Partners OS and the investment manager of Trading Fund and the Partners Managed Account, may be deemed to beneficially own the 7,783,001 shares of common stock beneficially owned in the aggregate by BVF1, BVF2, Trading Fund and the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 7,783,001 shares of common stock beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 7,783,001 shares of common stock beneficially owned by BVF Inc. The address of each of BVF1, BVF2, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery Street, 40th Floor, San Francisco, California 94104. The address of each of Trading Fund and Partners OS is P.O. Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The foregoing information regarding the beneficial ownership of BVF1, BVF2, Trading Fund, Partners OS, Partners, BVF Inc. and Mr. Lampert is based on our review of Schedule 13D filed with the SEC by such entities and persons on December 27, 2019 regarding their beneficial ownership of our common stock as of December 26, 2019.

(2)

Consists of 2,535,819 shares of common stock held by clients of one or more of the following investment advisors directly or indirectly owned by BlackRock, Inc.: BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC, or collectively, the BlackRock Entities. BlackRock, Inc. has sole voting power over 2,473,997 shares of common stock and sole dispositive power over 2,535,819 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The foregoing information regarding the beneficial ownership of BlackRock, Inc. and the BlackRock Entities is based on our review of Amendment No. 5 to Schedule 13G filed with the SEC by BlackRock, Inc. on February 5, 2020 regarding their beneficial ownership of our common stock as of December 31, 2019.

(3)	Consists of (a) 10,000 shares of common stock and (b) 319,275 shares of common stock issuable upon the exercise of stock options within 60 days of March 9, 2020.
(4)	Consists of (a) 175,810 shares of common stock and (b) 134,904 shares of common stock issuable upon the exercise of stock options within 60 days of March 9, 2020.
(5)	Consists of (a) 215,011 shares of common stock and (b) 298,368 shares of common stock issuable upon the exercise of stock options within 60 days of March 9, 2020.
(6)

Consists of (a) 3,263 shares of common stock held directly by Mr. Knickerbocker, (b) 274,836 shares of common stock held by the Aron M. Knickerbocker Revocable Trust and (c) 482,924 shares of common stock issuable upon the exercise of stock options within 60 days of March 9, 2020.

(7)	Consists of (a) 5,000 shares of common stock and (b) 42,500 shares of common stock issuable upon the exercise of stock options within 60 days of March 9, 2020.
(8)	Consists solely of shares of common stock issuable upon the exercise of stock options within 60 days of March 9, 2020.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. The SEC has established specific due dates for these reports and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on our review of such reports filed electronically with the SEC and written representations from reporting persons that no other reports were required during the fiscal year ended December 31, 2019, we believe that, during the 2019 fiscal year, all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them, except that a late amendment to a Form 4 report was filed for Lewis T. Williams, a former member of our Board and former Executive Chairman, on February 28, 2019 to report an event that occurred on February 25, 2019.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders:
2002 Equity Incentive Plan(2)	18,761		6.87	—
2010 Equity Incentive Plan(2)	218,737		6.99	—
2013 Omnibus Incentive Plan	4,137,801	(3)	21.55	2,942,984
2013 Employee Stock Purchase Plan	—		—	1,307,722
Equity compensation plans not approved by stockholders	—		—	—
Total	4,375,299		28.37	4,250,706

(1)

Shares of restricted common stock are not included for the purpose of determining the weighted-average exercise price set forth in this column (b) because no cash consideration is required to receive these shares upon vesting.

(2)

The 2002 Equity Incentive Plan and the 2010 Equity Incentive Plan were terminated in 2013, and any shares remaining available for future grants and option forfeitures under such plans have been allocated to the 2013 Omnibus Incentive Plan.

(3)	This value consists of 3,077,224 shares of common stock subject to outstanding options and 1,060,577 shares of restricted common stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker.

You may also request an additional proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 by sending a written request to:

Five Prime Therapeutics, Inc.

Attn: Francis W. Sarena, Secretary

111 Oyster Point Boulevard

South San Francisco, California 94080

(415) 365-5600

Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

We know of no other business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card or voter instruction form, as applicable, to vote the shares represented thereby in accordance with the recommendation of our Board.

By Order of the Board of Directors,

Francis W. Sarena
Chief Strategy Officer and Secretary

South San Francisco, California
April 3, 2020

A copy of our proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to our Secretary, c/o Five Prime Therapeutics, Inc., 111 Oyster Point Boulevard, South San Francisco, California 94080.

PROXY TABULATOR FOR FIVE PRIME THERAPEUTICS, INC. P.O. BOX 8016 CARY, NC 27512-9903 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxydocs.com/FPRX. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3. All votes for shares held directly must be received by 8:30 A.M., Pacifi c Time, on May 14, 2020. All votes for shares held in the Five Prime Therapeutics, Inc. 401(k) Plan through Fidelity must be received by 8:59 P.M., Pacifi c Time, on May 11, 2020. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR Go To www.proxypush.com/FPRX • Cast your vote online. • Have your Proxy Card/Voting Instruction Form ready. • View Meeting Documents. • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. 866-390-5240 INTERNET TELEPHONE VOTE BY: Annual Meeting of Five Prime Therapeutics, Inc. to be held on Thursday, May 14, 2020 for stockholders as of March 16, 2020 This proxy is being solicited by the Board of Directors Please separate carefully at the perforation and return just this portion in the envelope provided. For For Note: Stockholders will also consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof. 3: To ratify the appointment of Ernst & Young LLP as independent registered public accounting fi rm for the fi scal year ending December 31, 2020. 2: To approve, on an advisory basis, the compensation of the named executive offi cers as disclosed in the proxy statement. Date: May 14, 2020 Time: 8:30 A.M. (Pacifi c Daylight Time) Place: 111 Oyster Point Boulevard, South San Francisco, CA 94080* ANNUAL MEETING OF FIVE PRIME THERAPEUTICS, INC. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certifi cate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized offi cer signing the proxy. Authorized Signatures - This section must be completed for your Instructions to be executed. For For For For Against Abstain The Board of Directors recommends you vote FOR the following proposals: Directors Recommend Withhold Please make your marks like this: Use dark black pencil or pen only Nominees: 01 Kapil Dhingra, M.B.B.S. 02 Garry Nicholson 03 Carol Schafer The Board of Directors recommends you vote FOR the following: 1: Election of Directors For Call * As part of our precautions regarding COVID-19, we are planning for the possibility that the Annual Meeting may be held only through remote communication. If we decide to take this step, we will announce it in advance of the Annual Meeting, and details on how to participate will be available at www.proxydocs.com/FPRX.

To attend the meeting and vote your shares in person, please mark this box.* * As part of our precautions regarding COVID-19, we are planning for the possibility that the Annual Meeting may be held only through remote communication. If we decide to take this step, we will announce it in advance of the Annual Meeting, and details on how to participate will be available at www.proxydocs.com/FPRX. Proxy — Five Prime Therapeutics, Inc. Annual Meeting of Stockholders May 14, 2020 8:30 AM Pacifi c Daylight Time This proxy is solicited by the Board of Directors The undersigned appoints David V. Smith and Francis W. Sarena (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Five Prime Therapeutics, Inc., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 111 Oyster Point Boulevard, South San Francisco, CA 94080 on Thursday, May 14, 2020 at 8:30 AM PDT, and all adjournments or postponements thereof.* The purpose of the Annual Meeting is to take action on the following: 1; Election of Directors. The three nominees for election are: Kapil Dhingra, M.B.B.S., Garry Nicholson, and Carol Schafer. 2; To approve, on an advisory basis, the compensation of the named executive offi cers as disclosed in the proxy statement. 3; To ratify the appointment of Ernst & Young LLP as independent registered public accounting fi rm for the fi scal year ending December 31, 2020. 4; To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided.